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                        SERVICE MERCHANDISE COMPANY, INC.


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                                  $900,000,000


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT



                               September 10, 1997


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                            THE CHASE MANHATTAN BANK
                             as Administrative Agent
                              and Collateral Agent


                               CITICORP USA, INC.
                             as Documentation Agent


                              CHASE SECURITIES INC.
                            CITICORP SECURITIES, INC.
                                  as Arrangers





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

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
SECTION 1.  DEFINITIONS.......................................................................  1

         1.1  Defined Terms...................................................................  1
         1.2  Other Definitional Provisions................................................... 37

SECTION 2.  AMOUNTS AND TERMS OF TERM LOAN COMMITMENTS........................................ 38

         2.1  Term Loans...................................................................... 38
         2.2  Procedure for Term Loan Borrowing............................................... 38
         2.3  Repayment of Term Loans......................................................... 39
         2.4  Commitment Fee.................................................................. 39

SECTION 3.  AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS................................. 39

         3.1  Revolving Credit Commitments.................................................... 39
         3.2  Procedure for Revolving Credit Borrowing........................................ 40
         3.3  Commitment Fee.................................................................. 40
         3.4  Termination or Reduction of Commitments......................................... 40
         3.5  Repayment of Revolving Loans.................................................... 41
         3.6  L/C Commitment.................................................................. 41
         3.7  Procedure for Issuance of Letters of Credit..................................... 42
         3.8  Letter of Credit Fees, Commissions and Other Charges............................ 42
         3.9  L/C Participations.............................................................. 43
         3.10  Letter of Credit Reimbursement Obligations..................................... 44
         3.11  Obligations Absolute........................................................... 44
         3.12  Letter of Credit Payments...................................................... 45
         3.13  Letter of Credit Applications.................................................. 45
         3.14  Swing Line Commitment.......................................................... 45
         3.15  Procedure for Swing Line Borrowing............................................. 45
         3.16  Refunding of Swing Line Loans;  Participations in Swing Line Loans............. 46
         3.17  Annual Revolving Credit Clean-Down............................................. 47

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT ..................... 47

         4.1  Optional and Mandatory Prepayments.............................................. 47
         4.2  Conversion and Continuation Options............................................. 51
         4.3  Minimum Amounts and Maximum Number of Tranches.................................. 51
         4.4  Interest Rates and Payment Dates................................................ 51
         4.5  Computation of Interest and Fees................................................ 52
         4.6  Inability to Determine Interest Rate............................................ 53
         4.7  Pro Rata Treatment and Payments................................................. 53
         4.8  Illegality...................................................................... 54
         4.9  Requirements of Law............................................................. 54
         4.10  Indemnification for Taxes...................................................... 55

                                                                                             Page
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
         4.11  Indemnity...................................................................... 57
         4.12  Change of Lending Office....................................................... 57
         4.13  Evidence of Debt............................................................... 58

SECTION 5.  REPRESENTATIONS AND WARRANTIES.................................................... 59

         5.1  Financial Condition............................................................. 59
         5.2  No Change....................................................................... 60
         5.3  Corporate Existence; Compliance with Law........................................ 60
         5.4  Corporate Power; Authorization; Enforceable Obligations......................... 60
         5.5  No Legal Bar.................................................................... 60
         5.6  No Material Litigation.......................................................... 61
         5.7  No Default...................................................................... 61
         5.8  No Burdensome Restrictions...................................................... 61
         5.9  Taxes........................................................................... 61
         5.10  Federal Regulations............................................................ 61
         5.11  ERISA.......................................................................... 61
         5.12  Investment Company Act; Other Regulations...................................... 62
         5.13  Subsidiaries................................................................... 62
         5.14  Environmental Matters.......................................................... 62
         5.15  The Security Documents......................................................... 63
         5.16  Ownership of Property; Liens................................................... 64
         5.17  Intellectual Property.......................................................... 64
         5.18  Pledged Stock.................................................................. 65
         5.19  Real Estate Matters............................................................ 65
         5.20  Continuing Letters of Credit................................................... 65
         5.21  Purpose of Loans; Use of Proceeds.............................................. 65
         5.22  Accuracy of Information........................................................ 65
         5.23  Depositary Accounts............................................................ 66
         5.24  Senior Indebtedness............................................................ 66

SECTION 6.  CONDITIONS........................................................................ 66

         6.1  Conditions to Effectiveness..................................................... 66
         6.2  Conditions to Each Extension of Credit.......................................... 69

SECTION 7.  AFFIRMATIVE COVENANTS............................................................. 70

         7.1  Financial Statements............................................................ 70
         7.2  Certificates; Other Information................................................. 71
         7.3  Payment of Obligations.......................................................... 72
         7.4  Maintenance of Existence; Compliance with Contractual Obligations and
                 Requirements of Law.......................................................... 72
         7.5  Maintenance of Property; Insurance.............................................. 72
         7.6  Inspection of Property; Books and Records; Discussions.......................... 72
         7.7  Notices......................................................................... 73
         7.8  Environmental Laws.............................................................. 73
         7.9  Further Assurances.............................................................. 74

                                                                                             Page
                                                                                             ----
         7.10  Mortgages; Etc................................................................. 74
         7.11  Additional Collateral.......................................................... 74
         7.12  Depositary Account and Payments System......................................... 76

SECTION 8.  NEGATIVE COVENANTS................................................................ 76

         8.1  Financial Condition Covenants................................................... 76
         8.2  Limitation on Guarantee Obligations............................................. 76
         8.3  Limitation on Liens............................................................. 77
         8.4  Limitation on Fundamental Changes............................................... 80
         8.5  Limitation on Sale of Assets.................................................... 80
         8.6  Limitation on Dividends......................................................... 82
         8.7  Limitation on Capital Expenditures.............................................. 82
         8.8  Limitation on Investments, Loans and Advances................................... 82
         8.9  Limitation on Optional Payments and Modifications of Debt Instruments........... 84
         8.10  Limitation on Transactions with Affiliates..................................... 85
         8.11  Limitation on Sales and Leasebacks............................................. 85
         8.12  Fiscal Years and Quarters...................................................... 85
         8.13  Limitation on Conduct of Business.............................................. 85
         8.14  No Other Designated Senior Debt................................................ 85
         8.15  Limitation on Issuances of Capital Stock....................................... 85
         8.16  Foreign Holding Companies, Inactive Subsidiaries and Special Purpose
                 Subsidiaries................................................................. 85

SECTION 9.  EVENTS OF DEFAULT................................................................. 86

SECTION 10.  THE AGENTS....................................................................... 89

         10.1  Appointment.................................................................... 89
         10.2  Delegation of Duties........................................................... 89
         10.3  Exculpatory Provisions......................................................... 89
         10.4  Reliance by Agents............................................................. 90
         10.5  Notice of Default.............................................................. 90
         10.6  Non-Reliance on Agents and Other Lenders....................................... 90
         10.7  Indemnification................................................................ 91
         10.8  Agent in Its Individual Capacity............................................... 91
         10.9  Successor Administrative Agent................................................. 91

SECTION 11.  MISCELLANEOUS.................................................................... 91

         11.1  Amendments and Waivers......................................................... 91
         11.2  Notices........................................................................ 93
         11.3  No Waiver; Cumulative Remedies................................................. 93
         11.4  Survival of Representations and Warranties..................................... 94
         11.5  Payment of Expenses and Taxes; Indemnity....................................... 94
         11.6  Successors and Assigns; Participations and Assignments......................... 94
         11.7  Replacement of Lenders under Certain Circumstances............................. 97
         11.8  Adjustments; Set-off........................................................... 97

                                                                                             Page
                                                                                             ----
         11.9  Counterparts................................................................... 98
         11.10  Severability.................................................................. 98
         11.11  Integration................................................................... 98
         11.12  Termination................................................................... 98
         11.13  Collateral Release............................................................ 98
         11.14  GOVERNING LAW................................................................. 99
         11.15  Submission To Jurisdiction; Waivers........................................... 99
         11.16  Acknowledgements.............................................................. 99
         11.17  WAIVERS OF JURY TRIAL......................................................... 99
         11.18  Confidentiality...............................................................100
         11.19  Section Headings..............................................................100
         11.20  Judgment Currency.............................................................100
         11.21  Special Provisions............................................................101
         11.22  Amendments to Original Mortgages and Aircraft Mortgage........................101

ANNEXES

Annex A                 Pricing Grid

SCHEDULES

Schedule 1.1(a)         Commitments
Schedule 1.1(b)         Real Estate Eligibility Conditions
Schedule 1.1(c)         Subordination Provisions
Schedule 5.1            Charges and Changes
Schedule 5.4            Consents
Schedule 5.13           Subsidiaries
Schedule 5.14           Environmental Matters
Schedule 5.15           Filing Jurisdictions and Chief Executive Offices
Schedule 5.17           Intellectual Property Matters
Schedule 5.19           Material Real Property
Schedule 5.20           Continuing Letters of Credit
Schedule 5.23           Depositary Accounts
Schedule 6.1(j)         Local Counsel Jurisdictions
Schedule 6.1(k)         UCC Filings
Schedule 6.1(m)         Lien Search Jurisdictions
Schedule 7.10(b)        Excluded Properties
Schedule 8.2(b)         Existing Guarantee Obligations
Schedule 8.3(f)         Existing Liens
Schedule 8.10           Transactions with Affiliates
Schedule 11.2           Addresses


EXHIBITS

Exhibit A       Form of Addendum
Exhibit B       Form of Subsidiaries Guarantee
Exhibit C       Form of Master Collateral Agreement
Exhibit D       Form of Revolving Credit Note
Exhibit E       Form of Term Loan Note
Exhibit F       Form of Swing Line Note
Exhibit G       Form of Borrower Closing Certificate
Exhibit H-1     Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit H-2     Form of Opinion of Managing Attorney to Borrower
Exhibit H-3     Form of Opinion of Bass, Berry & Sims PLC
Exhibit H-4     Form of Opinion of Simpson Thacher & Bartlett
Exhibit H-5     Form of Opinion of Local Counsel
Exhibit I       Form of Borrowing Base Certificate
Exhibit J       Form of Assignment and Acceptance
Exhibit K       Form of Swing Line Loan Participation Certificate

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 10, 1997, among SERVICE MERCHANDISE COMPANY, INC., a Tennessee corporation (the "Borrower"), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent and Collateral Agent (each as hereinafter defined) for the Lenders hereunder, and CITICORP USA, INC., a Delaware corporation, as Documentation Agent (as hereinafter defined) for the Lenders hereunder.


                               W I T N E S S E T H :


                  WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 8, 1994 (as amended pursuant to the First Amendment thereto, dated as of April 13, 1995, the Second Amendment thereto, dated as of May 23, 1996, the Third Amendment thereto, dated as of September 16, 1996, the Fourth Amendment thereto, dated as of January 15, 1997 and the Fifth Amendment thereto, dated as of March 25, 1997, the "Existing Credit Agreement");

                  WHEREAS, the Borrower has requested that the Lenders amend and restate the Existing Credit Agreement to provide, among other things, for the refinancing of the Borrower's outstanding 8-3/8% Senior Notes due 2001 and to provide additional financing for the general corporate purposes of the Borrower and its Subsidiaries; and

                  WHEREAS, subject to the terms and conditions of this Agreement, the Borrower, the Lenders and the Administrative Agent wish to amend and restate the Existing Credit Agreement in its entirety as provided herein;

                  NOW, THEREFORE, subject to the satisfaction of the conditions set forth in subsection 6.1, the Borrower, the Lenders and the Administrative Agent hereby agree to amend and restate the Existing Credit Agreement in its entirety to read as follows:






                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors through the public information telephone line of the Federal
         Reserve Bank of New York (which rate will, under the current practices of the Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "CD Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States; "CD Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board of Governors or any successor provisions) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Term Loans or Revolving Loans the rate of interest applicable to which is based upon the ABR.

                  "Account Debtor": any Person that is liable to make payments with respect to an Account.

                  "Accounts Receivable Calculation Date": at any time, the last day of the most recent fiscal month.

                  "Acquisition": as to any Person, the acquisition by such Person of (a) Capital Stock of any other Person that is not a Subsidiary of such Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be a Subsidiary of such Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

                  "Addendum": an instrument, substantially in the form of Exhibit A, by which a Lender becomes a party to this Agreement.

                  "Adjustment Date": the second Business Day following receipt by the Administrative Agent of both (a) the financial statements (other than copies of the Form 10-K or Form 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as the case may be, for the most recently completed fiscal period and (b) the certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

                  "Administrative Agent": Chase, together with its affiliates, as one of the Arrangers of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall not be deemed to be Affiliates of each other.

                  "Agents": collectively, the Administrative Agent, the Collateral Agent and the Documentation Agent.

                  "Aggregate Outstanding Extensions of Credit": at any time, an amount equal to the sum of (a) the Aggregate Revolving Credit Outstandings at such time and (b) the aggregate outstanding principal amount of Term Loans of all the Term Lenders at such time.

                  "Aggregate Revolving Credit Outstandings": at any time, an amount equal to the Revolving Credit Extensions of Credit of all the Lenders at such time.

                  "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Agreement Currency": as defined in subsection 11.20.

                  "Anticipated Reinvestment Amount": with respect to any Reinvestment Event, the amount specified in the Reinvestment Notice with respect thereto as the amount of the relevant Available Net Cash Proceeds that the Borrower or any of its Restricted Subsidiaries intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

                  "Applicable Commitment Fee Rate": 0.375%, provided that, from and after the last day of the third fiscal quarter of the 1997 Fiscal Year, the Applicable Commitment Fee Rate will be adjusted, on each Adjustment Date, to the Commitment Fee Rate set forth on Annex A opposite the Margin Level Status of the Borrower in effect on such Adjustment Date, and, provided, further, that, in the event the financial statements (other than copies of the Form 10-K or 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related certificate required pursuant to subsection 7.2(b) are not delivered when due, then, during the period from the date on which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Commitment Fee Rate shall be 0.375%.

                  "Applicant": with respect to any Letter of Credit, the Borrower or any of its Subsidiaries.

                  "Application": an application or request, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

                  "Arrangers": collectively, Chase Securities Inc. and Citicorp Securities, Inc.

                  "Asset Sale": any sale, transfer or other disposition (including any sales, transfers or other dispositions in connection with Sale-Leasebacks or Securitization Transactions) by the Borrower or any of its Restricted Subsidiaries to a Person (other than the Borrower or a Subsidiary Guarantor) of ownership of any property of the Borrower or any such Restricted Subsidiary (including property subject to any Lien under any Security Document).

                  "Assignee":  as defined in subsection 11.6(c).

                  "Assignment Financing Statement": with respect to each Mortgage Assignment, a Uniform Commercial Code financing statement naming the Administrative Agent as the "secured party", on the appropriate state form, executed by the Borrower or a Subsidiary, as appropriate, and describing the appropriate Mortgage Assignment.

                  "Available Accounts Receivable Amount": as of any Accounts Receivable Calculation Date, an amount equal to 80% of the Eligible Trade Accounts Receivable Amount as of such Accounts Receivable Calculation Date.

                  "Available Cash Equivalents Amount": as of any Calculation Date, an amount equal to 100% of all Cash Equivalents which have then been pledged to the Collateral Agent pursuant to Section 9 of the Securities Pledge Agreement.

                  "Available Inventory Amount": as of any Calculation Date, an amount equal to (a) 65% of the Eligible Adjusted Inventory Amount minus (b) the Gift Certificate Liability Amount, in each case as of such Calculation Date.

                  "Available L/C Amount": as of any Calculation Date, an amount equal to 50% of the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit issued to finance the purchase of Inventory (excluding any Inventory included in the calculation of Eligible Inventory Amount) and (b) the aggregate Inventory Value of Inventory financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to properties owned or leased by the Borrower or the Subsidiary Guarantors in the United States, (ii) such Inventory is not included in the calculation of Eligible Inventory Amount and, upon arrival in the United States, will be included in the determination of the Eligible Inventory Amount (but not included in the determination of the Ineligible Inventory Amount) and (iii) the Collateral Agent or its agent or bailee shall be named as the consignee of the applicable bill of lading or other document of title.

                  "Available Net Cash Proceeds": collectively, (a) the Net Cash Proceeds of any Asset Sale pursuant to the 1997 Restructuring Program and (b) up to $75,000,000 in the aggregate of Net Cash Proceeds (other than Net Cash Proceeds described in clause (a) above) of Asset Sales of any parcels of Designated Material Real Property and Indebtedness which is secured by a Lien on any parcels of Designated Material Real Property.

                  "Available Revolving Amount": at any time, an amount equal to the lesser of (a) the excess, if any, of (i) the aggregate Revolving Credit Commitments of the Revolving Credit Lenders at such time over
         (ii) the Aggregate Revolving Credit Outstandings at such time and (b) the excess, if any of (i) the Borrowing Base at such time over (ii) the Aggregate Outstanding Extensions of Credit at such time.

                   "Available Revolving Credit Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment at such time over (b) such Lender's Revolving Credit Extensions of Credit at such time; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

                  "Board of Governors": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Borrowing Base": at any time, an amount, calculated based upon the Borrowing Base Certificate delivered pursuant to subsection 6.1(n) and thereafter the most recent Borrowing Base Certificate delivered pursuant to this Agreement, equal to the sum of (a) the Available Inventory Amount as of the most recent Calculation Date, plus
         (b) an amount equal to the lesser of (i) 60% of the excess of (A) the aggregate Mortgage Value of all parcels of Eligible Mortgaged Real Property as of the most recent Calculation Date over (B) the sum of (I) the aggregate Real Property Amortization Amounts for all parcels of Eligible Mortgaged Real Property at such time, (II) the Environmental Reserve Amount at such time and (III) the aggregate Mechanics' Lien Reserve Amounts for all parcels of Eligible Mortgaged Real Property at such time and (ii) $200,000,000 plus (c) the Available Accounts Receivable Amount as of the most recent Accounts Receivable Calculation Date plus (d) the Available L/C Amount as of the most recent Calculation Date, plus (e) the Available Cash Equivalents Amount as of the most recent Calculation Date. The Borrowing Base established based upon a particular Borrowing Base Certificate shall remain in effect until the delivery of a subsequent Borrowing Base Certificate, provided that the Borrower (i) in connection with the liquidation of any Cash Equivalent included in the determination of the Available Cash Equivalents Amount, shall deliver a written notice to the Collateral Agent prior to 10:00 A.M., New York City time, on the date of such liquidation specifying the amount of Cash Equivalents to be so liquidated (and effective upon the date of liquidation specified in such notice, the Available Cash Equivalents Amount shall be reduced by the aggregate amount of Cash Equivalents to be so liquidated) and (ii) in connection with the pledge of any additional Cash Equivalents pursuant to the Securities Pledge Agreement, may deliver a written notice to the Collateral Agent of such pledge specifying the date of such pledge and the amount of Cash Equivalents to be so pledged (and effective upon the later of (x) the date of such pledge specified in such notice and (y) two Business Days after delivery of such notice, the Available Cash Equivalents Amount shall be increased by the aggregate amount of Cash Equivalents so pledged), provided, further, that no such liquidation of a Cash Equivalent shall be permitted if, after giving effect thereto and any prepayment of Loans (and the cash-collateralization of any Letters of Credit) on such date, the then Aggregate Outstanding Extensions of Credit would exceed the Borrowing Base. The Collateral Agent shall have the right, in connection with any periodic audit or appraisal of the Inventory performed by or on behalf of the Collateral Agent and upon at least 30 days prior written notice to the Borrower, to require that additional reserves of the types described below be included in the determination of the Available Inventory Amount so long as such additional reserves are consistent with the Agents' customary business practices and generally applicable criteria for comparable asset based transactions of an amount greater than or equal to $100,000,000: (a) additional reserves relating to new categories of inventory (e.g. produce) unrelated to the current or disclosed future business of the Borrower and the Subsidiary Guarantors; (b) additional reserves to reflect substantial changes in the overall composition or mix of the Inventory which have the effect of materially reducing the Net Recoverable Value of the Inventory taken as a whole; (c) additional reserves relating to changes in the marketability of Inventory (including, for example, as a result of a recession) which have the effect of materially reducing the Net Recoverable Value of the Inventory taken as a whole; and (d) additional reserves relating to a material negative variance between the Borrower's or a Subsidiary Guarantor's cost and the market price of a major product category (e.g., a decline in the price of gold).

                  "Borrowing Base Certificate":  as defined in subsection
         7.2(c).

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2, 3.2, or 3.15 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business":  as defined in subsection 5.14(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Calculation Date": at any time, the last day of any period covered by the most recent Borrowing Base Certificate.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Collateral Account":  as defined in subsection 4.1(b).

                  "Cash Dominion Trigger Event": shall occur upon the earlier of
         (a) the occurrence of a Default (other than a Default under Section 9(d) (except in respect of a breach of subsections 7.5 and 7.7(a))) or Event of Default and (b) the occurrence of a period of 30 consecutive days during which the average daily Available Revolving Amount shall be less than $150,000,000, provided that no Cash Dominion Trigger Event shall occur or be deemed to have occurred at any time after the occurrence of a Collateral Release Event.

                  "Cash Interest Expense": of any Person for any period, Consolidated Interest Expense of such Person for such period minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following:
         (i) non-cash expenses for interest payable in kind and
         (ii) amortization of debt discount and fees.

                 "Chase": The Chase Manhattan Bank, a New York banking corporation, and its successors.

                  "Citicorp": Citicorp USA, Inc., a Delaware corporation, and its successors.

                  "Collateral": the collective reference to the Pledged Stock, the Mortgaged Properties, the Mortgage Assignments, all Security (as defined in each Security Agreement), all Pledged Securities (as defined in the Pledge Agreement), the Collateral (as defined in the Aircraft Mortgage) and all other property upon which a Lien is purported to be created by any Security Document.

                  "Collateral Agent": Chase, in its capacity as Collateral Agent under the Security Documents.

                  "Collateral Release Event": shall occur at any time, so long as no Default or Event of Default shall have occurred and be continuing at such time: (a) if the senior long-term unsecured debt of the Borrower is rated (or has an implied rating or, in the case of any rating by S&P, the Borrower has a general corporate debt rating of) at least investment grade by at least two of Moody's, S&P and Duff & Phelps; or (b) if, as of the end of any two consecutive fiscal quarters of the Borrower: (i) the Fixed Charge Coverage Ratio is greater than or equal to 2.0 to 1.0 and (ii) the Leverage Ratio is less than or equal to 0.375 to 1.0, provided that, for purposes of determining the Leverage Ratio in connection with clause (b)(ii) above, Consolidated Total Debt shall include the average daily Aggregate Revolving Credit Outstandings during the relevant period of four consecutive fiscal quarters. For the purposes of this definition, "investment grade" means a rating of BBB-, Baa3 and BBB- by S&P, Moody's and Duff & Phelps, respectively. If the Borrower shall not have any senior unsecured long-term debt outstanding, the Borrower may obtain a private rating from Moody's, S&P and/or Duff & Phelps to satisfy the requirements of clause (a) above.

                  "Commitment": with respect to any Lender, such Lender's Term Loan Commitment and/or Revolving Credit Commitment, as the case may be; collectively, as to all the Lenders, the "Commitments".

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Tax Code.

                  "Confidential Information":  as defined in subsection 11.18.

                  "Consolidated": when used in connection with any defined term, and not otherwise defined, means such term as it applies to any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

                  "Continuing Directors": as defined in Section 9(j).

                  "Continuing Letter of Credit": each letter of credit outstanding on the date hereof that was issued pursuant to the Existing Credit Agreement by a Lender.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its material property is bound.

                  "Credit Card Issuer": any bank or other Person which issues credit cards and extends credit to cardholders in connection with a Credit Card Program.

                  "Credit Card Program": a private credit card program and/or co-branded Visa, Mastercard or other credit card program created and operated or maintained by the Credit Card Subsidiaries pursuant to (a) the Private Label Credit Card Agreement, dated as of January 28, 1997, among World Financial Network National Bank, the Borrower and Service Merchandise Co. No. 80, Inc., or any similar agreement with any Credit Card Issuer on substantially the same terms and conditions (as those set forth in such Private Label Credit Card Agreement) or such other terms and conditions as shall be reasonably satisfactory to the Administrative Agent or (b) any other agreement or arrangement with terms and conditions reasonably satisfactory to the Administrative Agent.

                  "Credit Card Subsidiaries": any direct or indirect Subsidiary of the Borrower, and any wholly-owned Subsidiaries of such Subsidiary, existing from time to time that are created in connection with a Credit Card Program, so long as (i) such Subsidiaries engage in no business or transactions other than (x) the issuance (or providing for the issuance) of credit cards, the extension of credit to cardholders pursuant thereto, and other transactions arising from or related thereto (including the sale or transfer of Accounts or credit card receivables pursuant to asset backed financing transactions) and (y) the entering into and performance of agreements with a Credit Card Issuer that facilitate the Credit Card Issuer's doing business in connection with a Credit Card Program and (ii) the liabilities of the Credit Card Subsidiaries are without recourse to the Borrower and its Restricted Subsidiaries (other than the Credit Card Subsidiaries), provided that the Borrower and its Restricted Subsidiaries may enter into customary commitments and/or underwriting agreements on behalf of the Credit Card Subsidiaries for the purpose of customary securities law or regulatory indemnifications.

                  "Debt": as to any Person at the date of any determination thereof, the sum of the following to the extent such items should be reflected as liabilities on the consolidated balance sheet of such Person (excluding any items which appear only in the notes to such consolidated balance sheet and except that Guarantee Obligations described in clause (f) below shall be "Debt" of such Person to the extent the liabilities in respect of such Guarantee Obligations would be "Debt" of such Person if such liabilities were incurred directly by such Person) at such date in accordance with GAAP (without duplication): (a) all Indebtedness for borrowed money or the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with the Borrower's and its Restricted Subsidiaries' customary practices), (b) any other Indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under Financing Leases, (d) all obligations in respect of acceptances issued or created for the account of such Person, (e) all liabilities of the types described in the other clauses of this definition that are secured by any Lien or any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all Guarantee Obligations in respect of liabilities of the types described in the other clauses of this definition of any other Person (it being agreed that obligations under any lease which is not a Financing Lease shall not in and of themselves constitute Guarantee Obligations). It is understood and agreed that "Debt" of a

         Person shall not include (i) obligations of such Person in respect of Floor Planning Facilities to the extent such obligations are reflected as trade liabilities on the consolidated balance sheet of such Person in accordance with GAAP, (ii) obligations of such Person in respect of letters of credit to the extent such obligations are not reflected as liabilities on the consolidated balance sheet of such Person (excluding the notes to such balance sheet) in accordance with GAAP and (iii) obligations of such Person in respect of consignments of Inventory to such Person.

                  "Default": any of the events specified in Section 9 which, with the giving of notice, the lapse of time, or both, or the satisfaction of any other condition specified in Section 9, would become an Event of Default.

                  "Deferred Repayment Amount": with respect to any Reinvestment Event, the aggregate amount that (a) would have been applied to prepay Term Loans pursuant to subsection 4.1(c) had the Borrower not delivered a Reinvestment Notice with respect thereto and (b) is not so applied as a result of being designated as an Anticipated Reinvestment Amount in such Reinvestment Notice so delivered.

                  "Designated Lenders":  as defined in subsection 6.1(a).

                  "Designated Material Real Property": collectively, at any time, (a) all parcels of Material Real Property which are then subject to a first priority Lien granted pursuant to a Mortgage, (b) the Excluded Properties, (c) all parcels of Material Real Property deemed to be parcels of Designated Material Real Property pursuant to subsection 8.3(k) or 8.3(q) and (d) the parcels of real property identified on Schedule 5.19 under the heading "Other Material Real Property."

                  "Documentation Agent": Citicorp, together with its affiliates, as one of the Arrangers of the Commitments and as the documentation agent for the Lenders under this Agreement and the other Loan Documents.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Dollar Equivalent": at any date of determination thereof with respect to the face amount of any Letter of Credit issued in any currency other than Dollars or any Reimbursement Obligations in respect of any such Letter of Credit, an amount in dollars equivalent to such face amount calculated at the rate of exchange quoted by the Administrative Agent on such date of determination (at the hour on such date of determination at which it customarily makes such determination) to prime banks in the interbank market where its foreign currency exchange operations in respect of the currency in which such Letter of Credit is issued are then being conducted for the spot purchase of such currency with Dollars.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction (including territories) within the United States of America, excluding the Inactive Subsidiaries, Securitization Entities, Excluded Subsidiaries, Special Purpose Subsidiaries and Foreign Holding Companies.

                  "Duff & Phelps":  Duff & Phelps Inc.

                  "EBITDA": with respect to any period, EBITDAR for such period minus, to the extent included in EBITDAR for such period, the Consolidated Rental Expense of the Borrower for such period.

                  "EBITDAR": with respect to any period, Consolidated Net Income of the Borrower for such period plus (a) in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following (without duplication): (i) Consolidated Interest Expense of the Borrower, (ii) consolidated income tax expense of the Borrower and its Consolidated Subsidiaries, (iii) consolidated depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries, including, without limitation, depreciation and amortization included in selling, general and administrative expenses of the Borrower and its Consolidated Subsidiaries, (iv) any non-cash expenses, non-cash losses or other non-cash charges resulting from the write-down in the valuation of any assets and (v) Consolidated Rental Expense of the Borrower minus (b) to the extent added in determining such Consolidated Net Income for such period, any non-cash gains resulting from the write-up in the valuation of any assets.

                  "Effective Date": the date on which the conditions set forth in subsection 6.1 are satisfied.

                  "Eligible Adjusted Inventory Amount": as of any Calculation Date, (a) the Eligible Inventory Amount minus (b) the Shrink Reserve, in each case as of such Calculation Date.

                  "Eligible Assignee":  as defined in subsection 11.6(c).

                  "Eligible Inventory Amount": as of any Calculation Date, (a) the Inventory Value as of such Calculation Date of all Inventory of the Borrower and the Subsidiary Guarantors that consists of finished goods, loose diamonds or colored stones, minus (b) the sum of (i) the Ineligible Inventory Amount as of such Calculation Date, (ii) the GOB Inventory Amount as of such Calculation Date, and (iii) the Non-Current Inventory Reserve as of such Calculation Date.

                  "Eligible Mortgaged Real Property": at any time, any parcel of Material Real Property of the Borrower or any Subsidiary Guarantor as to which each of the following conditions has been satisfied at such time:

                           (a) (i) Such parcel of Material Real Property (A) is
                  comprised of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority or the Collateral Agent shall have received other evidence reasonably satisfactory to it of the completion of such retail store, distribution center, shopping center or office building or (B) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000, (ii) a Lien on such parcel of Material Real Property shall have been granted by the Borrower or such Subsidiary Guarantor, as the case may be, in favor of the Collateral Agent pursuant to a Mortgage, (iii) such Mortgage shall be in full force and effect in favor of the Collateral Agent at such time, (iv) such Mortgage shall have been recorded in the appropriate jurisdiction or jurisdictions to perfect the Lien granted pursuant to such Mortgage and (v) all applicable mortgage recording taxes shall have been paid, provided that such Mortgage need not have been so recorded (and any such mortgage recording taxes need not have been so paid) if an effective title insurance policy (naming the Collateral Agent as the insured thereunder) shall have been issued that otherwise complies with the requirements of clause (c) (i) or (ii) of this definition and that provides "gap" coverage insuring against any exceptions that may arise prior to the actual recording of such Mortgage (and the payment of any such recording taxes);

                           (b) the Collateral Agent and, in the case of clause
                  (i), the title insurance company issuing the policy referred to in clause (c) of this definition shall have received (i) maps or plats of an as-built survey of the sites of the Material Real Property covered by such Mortgage certified to the Collateral Agent and such title insurance company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Collateral Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Collateral Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines (where setback information is readily obtainable); (B) the lines of streets abutting such sites and the width thereof; (C) all access and other easements appurtenant to such sites or necessary to use such sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such sites, whether recorded, apparent from a physical inspection of such sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on such sites; and
                  (F) if such sites are described as being on a filed map, a legend or other information relating the survey to said map or
                  (ii) in the case of any such parcel of Material Real Property listed on Part I of Schedule 5.19, a copy of either (A) an as-built survey of such parcel of Material Real Property if such parcel of Material Real Property was developed as of the Effective Date or a boundary survey of such parcel of Material Real Property if such parcel of Material Real Property was undeveloped as of the Effective Date, in each case prepared within five years prior to the Effective Date or (B) a copy of a survey delivered pursuant to the Existing Credit Agreement in connection with any Mortgage on such parcel of Material Real Property delivered pursuant to the Existing Credit Agreement;

                           (c) the Collateral Agent shall have received in
                  respect of such parcel of Material Real Property (i) a mortgagee's title policy (or policies) or marked-up unconditional binder (or binders) for such insurance dated a date reasonably satisfactory to the Collateral Agent. Each such policy shall (A) be in an amount not less than the Mortgage Value (as of the date such parcel of Material Real Property becomes a parcel of Eligible Mortgaged Real Property) of such parcel of Material Real Property, (B) be issued at ordinary rates, (C) insure that the Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except such as may be approved by the Collateral Agent and Permitted Mortgage Liens, (D) name the Collateral Agent for the benefit of the

                  Lenders as the insured thereunder, (E) be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Collateral Agent), (F) contain a comprehensive lender's endorsement and (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers) or (ii) in the case of any such parcel of Material Real Property subject to a Mortgage pursuant to the Existing Credit Agreement as of the Effective Date, a date-down endorsement to the mortgagee's title policy issued by Lawyers Title Insurance Corporation in connection with the Existing Credit Agreement on the same terms and conditions as such title policy was initially issued. The Collateral Agent shall have received (x) evidence satisfactory to it that all premiums in respect of each such policy or endorsement, as the case may be, have been paid and (y) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies);

                           (d) the Collateral Agent shall have received a Final
                  Appraisal with respect to such parcel of Material Real Property or, in the case of any such parcel of Material Real Property listed on Part I of Schedule 5.19, a Preliminary Appraisal with respect to such parcel of Material Real Property;

                           (e) with respect to any such parcel of Material Real
                  Property upon which a Mortgage is granted pursuant to subsection 7.10(a)(i) or which is designated as a "Phase I Property" on Schedule 5.19, a Phase I environmental report with respect to such parcel of Material Real Property, dated a date not more than one year prior to the date of delivery of the related Mortgage, showing no material condition of environmental concern shall have been delivered to the Collateral Agent and in form reasonably satisfactory to the Collateral Agent;

                           (f) if such parcel of Material Real Property is
                  subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, no consent shall be required under such ground lease to mortgage or foreclose upon such parcel of Material Real Property (or such consent shall have been obtained); and

                           (g) such parcel of Material Real Property shall be in
                  compliance, or, as applicable, the Loan Party which is the owner or lessee thereof, shall be in compliance, with all of the terms, covenants, conditions, representations and warranties set forth in Schedule 1.1(b), provided that, (i) if any such term, covenant, condition, representation or warranty shall reference any provision of this Agreement, such reference shall be read without giving effect to any qualification or limitation contained therein regarding a Material Adverse Effect, and (ii) if such parcel of Material Real Property or, as applicable, the Loan Party which is the owner or lessee thereof ceases to be in compliance with any of the terms, covenants, conditions, representations or warranties set forth in Schedule 1.1(b), such parcel of Material Real Property shall cease (effective as of the delivery of the next succeeding Borrowing Base Certificate) to be Eligible Mortgaged Real Property during the continuation of such non-compliance if such non-compliance could reasonably be expected to have a material adverse effect on the value of such parcel of Material Real Property, but such non-compliance shall not constitute, in and of itself, a Default or Event of Default.

         If a parcel of Material Real Property of the type described in clause
         (a)(i)(B) of this definition becomes a parcel of Eligible Mortgaged Real Property and is thereafter subsequently developed such that such parcel of Material Real Property satisfies the requirements of clause
         (a)(i)(A) of this definition, the Borrower may, at its option, deliver a notice to the Collateral Agent to the effect that the Borrower wishes to cause such parcel of Material Real Property to satisfy the requirements of this definition as if (x) such parcel of Material Real Property became a parcel of Material Real Property as of the date of such notice, (y) such parcel of Material Real Property was not then a parcel of Eligible Mortgaged Real Property and (z) if applicable, such parcel of Material Real Property was not subject to a Mortgage as of the Effective Date. Upon delivery of any such notice, the Collateral Agent shall commission a new Final Appraisal with respect to such parcel of Material Real Property. Upon satisfaction of the conditions set forth in this definition following such date with respect to such parcel of Material Real Property (other than the condition set forth in clause (e) above and, in satisfaction of clause (c) above, the Borrower may provide a reasonably satisfactory endorsement to any previously delivered mortgagee's title policy or binder on the same conditions as such policy or binder and otherwise satisfying the requirements of such clause as to title insurance), such parcel of Material Real Property shall, without duplication, be deemed to become a parcel of Eligible Mortgaged Real Property as of the date such conditions are satisfied and the Mortgage Value of such parcel of Eligible Mortgaged Real Property shall be included in the Borrowing Base effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such conditions are satisfied.

                  "Eligible Trade Accounts Percentage": as of any Accounts Receivable Calculation Date, 85%, provided that, in connection with each periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors performed by or on behalf of the Collateral Agent, the Collateral Agent shall have the right, upon at least 30 days prior written notice to the Borrower, to change the "Eligible Trade Accounts Percentage" to the percentage estimated to be the percentage of the aggregate amount of the Accounts as of such Accounts Receivable Calculation Date which satisfy each of the following criteria:

                           (a) such Account has been adjusted to reflect the
                  return or rejection of, or any loss of or damage to any of the Inventory giving rise to such Account, and is not subject to bona fide set-offs, counterclaims, defenses, or disputes asserted with respect to such Account (it being understood that such Account shall not include material financing charges, or late or other fees);

                           (b) the Account Debtor with respect to such Account
                  is not insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind, unless such Account is due from such Account Debtor as an administrative claim under the Bankruptcy Code and the Collateral Agent, in the exercise of its reasonable business judgment, deems the Account Debtor to be creditworthy;

                           (c) the Account Debtor in respect of such an Account
                  has a place of business within the United States of America (excluding Puerto Rico, the Virgin Islands and any other territory of the United States);

                           (d) the Account Debtor in respect of such Account is
                  not the United States of America or any state, territory, subdivision, department, or agency thereof, unless all applicable requirements of the Assignment of Claims Act of 1940 have been satisfied;

                           (e) such Account does not arise out of transactions
                  with an employee, officer, director, Subsidiary, or Affiliate of the Borrower or any Subsidiary Guarantor;

                           (f) no amount payable in respect of such Account has
                  remained unpaid for a period exceeding sixty days after the due date stated on the invoice therefor (excluding the amount of any net credit balances relating to Accounts with invoice dates more than 60 days from the due date);

                           (g) such Account is owed by an Account Debtor which
                  does not then have balances on its Accounts which are more than 60 days past due which exceed 50% of the total balance of all such Accounts owed by such Account Debtor;

                           (h) such Account has not been and is not required to
                  be charged off or written off as uncollectible in accordance with the customary business practice of the Borrower and the Subsidiary Guarantors;

                           (i) such Account does not arise out of any claim in
                  tort, is not evidenced by chattel paper, a promissory note, a negotiable instrument, or any other instrument of any kind or, if such Account is evidenced by chattel paper, a promissory note, a negotiable instrument or any other instrument, such chattel paper, promissory note, negotiable instrument or other instrument has been delivered to the Collateral Agent and is subject to a first priority security interest in favor of the Collateral Agent;

                           (j) the amount of the face value of such Account
                  listed on any schedule of Accounts and shown on all invoices and statements delivered to the Agent with respect to such Account is not subject to any asserted bona fide retainages or holdbacks of any type, is actually and absolutely owing, and is not contingent on any condition, in each case, other than in respect of repurchase or return agreements that (i) arise in the ordinary course of the Borrower's business and (ii) are consistent with the Borrower or such Subsidiary Guarantor's historical business practice;

                           (k) such Account does not arise out of a cash on
                  delivery sale; and

                           (l) such Account does not arise out of the sale of
                  samples.

         In addition, to the extent that any Accounts or credit card receivables that arise in connection with a Credit Card Program are included in Eligible Trade Accounts Receivable at the option of the Borrower, the Eligible Trade Accounts Percentage shall include such reserves and the Available Accounts Receivable Amount shall reflect eligibility criteria as the Collateral Agent shall require in its sole discretion with respect to such Accounts and credit card receivables as a separate class of Accounts based upon the results of any periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors performed by or on behalf of the Collateral Agent, provided that no such Accounts or credit card receivables shall be included in "Eligible Trade Accounts Receivable" until a satisfactory audit or appraisal of such Accounts and credit card receivables has been performed by or on behalf of the Collateral Agent.

                  It is understood that, to the extent that information is not available to determine the amount of Accounts which satisfy the criteria described above, the Collateral Agent shall estimate the amount of such Accounts which satisfy such criteria in determining the Eligible

         Trade Accounts Percentage. The Borrower shall, at the request of the Collateral Agent in connection with any periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors related to the Credit Card Program, deliver a calculation in reasonable detail of all Accounts which satisfy the criteria described above to the extent such information is reasonably available to the Borrower and the Subsidiary Guarantors.

                  "Eligible Trade Accounts Receivable Amount": as of any Accounts Receivable Calculation Date, an amount equal to the Eligible Trade Accounts Percentage of the aggregate amount of all Accounts of the Borrower and the Subsidiary Guarantors as of such Accounts Receivable Calculation Date that satisfy all of the following criteria as of such Accounts Receivable Calculation Date:

                           (a) such Account is owned solely by the Borrower or a
                  Subsidiary Guarantor and is evidenced by an invoice and has arisen from the sale of goods which have been shipped or delivered to an Account Debtor on an absolute sale basis, have not been shipped or delivered on a consignment, approval, or sale-or-return basis, and are not subject to any repurchase or return agreement or arrangement, other than those repurchase or return agreements or arrangements that (i) arise in the ordinary course of the Borrower's business and (ii) are consistent with the Borrower or such Subsidiary Guarantor's historical business practices; and

                           (b) such Account is subject to a Lien in favor of the
                  Collateral Agent and is not subject to Liens other than Permitted Account Liens.

                  "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time hereafter be in effect.

                  "Environmental Reserve Amount": at any time, an amount equal to the product of (a) $75,000 and (b) the number of parcels of Eligible Mortgaged Real Property which are included in the Borrowing Base at such time.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate for deposits in Dollars for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 as of 11:00 A.M., London time, two

         Business Days prior to the beginning of such Interest Period. If at least two rates appear on such Telerate Page for such Interest Period, the "Eurodollar Base Rate" shall be the arithmetic mean of such rates. If the "Eurodollar Base Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "Eurodollar Base Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Loans": Term Loans and Revolving Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                               Eurodollar Base Rate
                      ----------------------------------------
                      1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excluded Properties":  as defined in subsection 7.10(b).

                  "Excluded Subsidiaries": SMC-SPE-1, Inc., SMC-SPE-2, Inc. and Service Merchandise Co. No. 80, Inc.

                  "Existing Issuing Bank": each Person that has issued one or more Continuing Letters of Credit.

                  "Exiting Banks":  as defined in subsection 6.1(p).

                  "Extension of Credit": with respect to any Lender, (a) the making of a Loan by such Lender and (b) the issuance or extension of a Letter of Credit in which such Lender has a participating interest; collectively, as to all the Lenders, the "Extensions of Credit".

                  "FDIC": the Federal Deposit Insurance Corporation and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Federal Funds Effective Rate": as defined in the definition of "ABR" contained in this subsection 1.1.

                  "Final Appraisal": with respect to any parcel of Material Real Property, a final complete appraisal of the value of such parcel of Material Real Property, as the case may be, commissioned in connection with the Existing Credit Agreement or this Agreement and valued on an "alternative use" basis which in the reasonable judgment of the Collateral Agent satisfies all applicable requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

                  "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

                  "First Union Permitted Mortgage Financing": all Indebtedness, if any, and other obligations of the Borrower and its Subsidiaries, now existing or hereafter arising, under or in connection with (a) that certain Loan Agreement dated as of October 4, 1996 by and between SMC-SPE-1, Inc., as borrower, and First Union National Bank of North Carolina, as lender, and the guaranties, mortgage and security and other agreements, instruments and other documents from time to time executed and delivered in connection therewith and (b) that certain Loan Agreement dated as of October 4, 1996 by and between SMC-SPE-2, Inc., as borrower, and First Union National Bank of North Carolina, as lender, and the guaranties, mortgage and security and other agreements, instruments and other documents from time to time executed and delivered in connection therewith, in each case, subject to compliance with the terms hereof, as the same may now or hereafter be amended, restated, modified, increased, extended, refinanced, replaced or refunded.

                  "Fiscal Year": each fiscal year of the Borrower. Fiscal Years are referred to herein by reference to the calendar year in which a majority of the days comprising such Fiscal Year fall.

                  "Fixed Charge Coverage Ratio": as of the last day of any fiscal quarter of the Borrower, the quotient of (A) EBITDAR for the period of four fiscal quarters ending on the last day of such quarter divided by (B) the sum of (i) Consolidated Cash Interest Expense of the Borrower plus (ii) Consolidated Rental Expense of the Borrower, in each case for such four fiscal quarter period.

                  "Floor Planning Facility": as to the Borrower or any Restricted Subsidiary, (a) the facilities made available pursuant to
         (i) the Restated Security Agreement, dated as of July 9, 1997, between NationsCredit Commercial Corporation of America and the Borrower, as the same may, subject to compliance with the terms hereof, be amended, restated, modified, increased, extended, refinanced or refunded from time to time, (ii) the Security Agreement, dated as of June 25, 1997, between Transamerica Commercial Finance Corporation, the Borrower and certain Subsidiaries, as the same may, subject to compliance with the terms hereof, be amended, restated, modified, increased, extended, refinanced or refunded from time to time, and (iii) the Inventory Financing and Security Agreement, dated as of September 22, 1995, among the Borrower, certain Subsidiaries and Whirlpool Financial Corporation, as the same may, subject to compliance with the terms hereof, be amended, restated, modified, increased, extended, refinanced or refunded from time to time, and
         (b) any similar facility provided by such Persons or any other Person.

                  "Foreign Holding Company": any Subsidiary organized under the laws of any jurisdiction (including territories) within the United States of America whose sole assets (exclusive of assets with an aggregate book value not exceeding $5,000,000 and assets consisting of advances or loans to the Borrower or any of its Subsidiaries) consist of the Capital Stock of one or more Foreign Subsidiaries or other Foreign Holding Companies.

                  "Foreign L/C Commitment Sublimit":  at any time, the lesser of
         (a) $25,000,000 and (b) the Revolving Credit Commitments then in effect.

                  "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America, excluding Inactive Subsidiaries, but including in any event Foreign Holding Companies.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, provided that, solely for purposes of determining compliance with subsection 8.1, "GAAP" shall mean generally accepted accounting principles in the United States of America in effect on the date hereof.

                  "Gift Certificate Liability Amount": as of any Calculation Date, the aggregate amount of gift certificates then outstanding entitling the holder thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day which are not being held for escheatment or which have not been escheated as of such day.

                  "GOB Inventory Amount": as of any Calculation Date, the Inventory Value of all Inventory located at stores which are in the process of being liquidated pursuant to a going-out-of-business or similar sale as of such Calculation Date.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), without duplication, any obligation, contingent or otherwise, of the guaranteeing person (a) under a guarantee, reimbursement, indemnity or similar obligation guaranteeing or in effect guaranteeing any Indebtedness of any other Person, in any manner, whether directly or indirectly, (b) to reimburse any other Person for drawings under undrawn letters of credit issued by such other Person for the account of the guaranteeing person, or (c) under a guarantee, reimbursement, indemnity or similar obligation to the extent the obligations of the guaranteeing person in respect thereof should be reflected as a liability in a consolidated balance sheet of the guaranteeing person (or should be reflected in the notes thereto) in accordance with GAAP, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

                  "Inactive Subsidiary": any Subsidiary of the Borrower which (and only for so long as such Subsidiary) (a) does not own assets with an aggregate book value in excess of $5,000,000 and (b) is not then engaged in any business.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and current accounts payable incurred in the ordinary course of business and payable in accordance with the Borrower's and its Restricted Subsidiaries' customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations (to the extent capitalized for accounting purposes) of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of the types described in the other clauses of this definition secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all obligations of such Person in respect of interest rate and currency hedging agreements. For purposes of this Agreement,
         (x) the amount of any Indebtedness referred to in clause (f) of the preceding sentence shall be the net amounts (including by offset of amounts payable thereunder), including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated and (y) any obligations described in clauses (a) through (e) above denominated in a currency other than Dollars shall be determined after giving effect to related currency swap and hedging agreements. It is understood and agreed that "Indebtedness" of a Person (i) shall include advances or loans to such Person under Floor Planning Facilities and (ii) shall not include (A) obligations of such Person in respect of letters of credit to the extent such obligations are not reflected as liabilities on the consolidated balance sheet of such Person (excluding the notes to such balance sheet) in accordance with GAAP or (B) obligations of such Person in respect of consignments of Inventory to such Person.

                  "Indemnified Liabilities":  as defined in subsection 11.5.

                  "Ineligible Inventory Amount": as of any Calculation Date, the Inventory Value of all Inventory of the Borrower and the Subsidiary Guarantors that falls in any one or more of the following categories as of such Calculation Date:

                           (a) Inventory that (i) is not owned solely by the
                  Borrower or any such Subsidiary Guarantor or (ii) is leased by or on consignment or sale-or-return to the Borrower or any such Subsidiary Guarantor;

                           (b) Inventory (including Inventory in transit from
                  vendors or located at photographer's studios, but excluding Landed Inventory) that is not located at (or in transit between) property that is owned or leased by the Borrower or any Subsidiary Guarantor;

                           (c) Inventory that is subject to a layaway purchase
                  by any customer;

                           (d) Inventory that is damaged or defective or has
                  otherwise been segregated for return to the vendor thereof;

                           (e) Inventory that is not located in the United
                  States of America;

                           (f) Inventory which is not subject to a Lien in favor
                  of the Collateral Agent or is subject to any Lien (other than Permitted Inventory Liens);

                           (g) Inventory which is subject to a Lien in
                  connection with Floor Planning Facilities;

                           (h) Inventory that is being repaired or is used in
                  the repair of other Inventory;

                           (i) Inventory consisting of "Samples" which is not
                  included in the normal merchandising assortment but has been supplied by vendors for consideration to be included in the merchandising assortment; and

                           (j) Inventory that is special clearance Inventory.

                  "Initial Term Loan":  as defined in subsection 2.1.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of
         Section 4245 of ERISA.

                  "Intellectual Property":  as defined in subsection 5.17.

                  "Interest Expense": of any Person for any period, (a) the amount of interest expense, both expensed and capitalized, of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus, without duplication, that portion of payments under Financing Leases of such Person attributable to interest expense of such Person for such period in accordance with GAAP minus (b) the amount of interest income of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each January, April, July and October, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Swing Line Loan, the last day of each January, April, July and October.

                  "Interest Period":  with respect to any Eurodollar Loan:

                                    (a) initially, the period commencing on the
                           borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                                    (b) thereafter, each period commencing on
                           the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

                  provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                                    (1) if any Interest Period would otherwise
                            end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                     (2) any Interest Period that would
                            otherwise extend beyond, in the case of Eurodollar Loans which are Revolving Loans, the Revolving Credit Termination Date or, in the case of Eurodollar Loans which are Term Loans, beyond the date final payment is due on such Term Loans shall end on the Revolving Credit Termination Date or such date of final payment, as the case may be; and

                                     (3) any Interest Period that begins on the
                           last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Inventory Security Agreement": the Inventory Security Agreement to be made by the Borrower and the Subsidiary Guarantors in favor of the Collateral Agent, substantially in the form of Exhibit A-2 to the Master Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Inventory Value": with respect to any Inventory of the Borrower or any Subsidiary Guarantor, the value of such Inventory valued at cost on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice (without giving effect to markdowns, intercompany profit, rebates and discounts, accounts payable inventory accruals and capitalized inventory costs on the consolidated balance sheet of the Borrower and it's Consolidated Subsidiaries in respect of Inventory), plus freight charges incurred in connection therewith, minus accruals for deferred volume rebates (it being understood that the amount of freight charges and accruals for deferred volume rebates shall be determined monthly as of the end of the most recent fiscal month, notwithstanding the fact that Borrowing Base Certificates may be delivered more frequently than monthly pursuant to this Agreement). The value of the Inventory as set forth above will, without duplication for any element of the Shrink Reserve, be calculated net of the reserve established by the Borrower or any Subsidiary Guarantor on a basis consistent with the Borrower's or such Subsidiary Guarantor's current and historical accounting practice in respect of lost, misplaced or stolen Inventory at such time.

                  "Investment":  as defined in subsection 8.8.

                  "Issuing Banks": initially, (a) each Lender specified on
         Schedule 1.1(a) as an Issuing Bank and (b) each Existing Issuing Bank listed on Schedule 5.20, in each case in its capacity as issuer of a Letter of Credit. Additional Lenders may from time to time be designated as "Issuing Banks" by the Borrower (with the consent of such Lender and with the consent (which shall not be unreasonably withheld) of the Administrative Agent) by written notice to such effect from the Borrower to the Administrative Agent.

                  "Judgment Currency":  as defined in subsection 11.20.

                  "Landed Inventory": any Inventory which has arrived in the United States and cleared customs but which has not been delivered to property that is owned or leased by the Borrower or any Subsidiary Guarantor so long as such Inventory is (a) fully paid and subject only to a Lien in favor of the Collateral Agent (other than Permitted Inventory Liens), (b) is in the possession of the Borrower or any Subsidiary Guarantor or any agent thereof and (c) such Inventory is reported in a Borrowing Base Certificate separately from other Inventory included in the calculation of the Available Inventory Amount.

                  "L/C Commitment": the lesser of (a) $175,000,000 and (b) the Revolving Credit Commitments then in effect.

                  "L/C Fee Payment Date": the last day of each January, April, July and October and the Revolving Credit Termination Date.

                  "L/C Obligations": at any time, an amount equal to the sum of (a) the Trade Letter of Credit Outstandings at such time and (b) the Standby Letter of Credit Outstandings at such time.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders.

                  "Lenders":  as defined in the preamble to this Agreement.

                  "Letters of Credit":  as defined in subsection 3.6(a).

                  "Leverage Ratio": as of any date of determination thereof, the quotient of (a) Consolidated Total Debt of the Borrower as of such date of determination divided by (b) Consolidated Total Capitalization of the Borrower as of such date of determination.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

                  "Loan Documents": this Agreement, any Notes, the Master Collateral Agreement, the Subsidiaries Guarantee, the Security Documents and any Applications.

                  "Loan Parties": the collective reference to the Borrower, the Subsidiary Guarantors and any other Subsidiary from time to time party to any Loan Document.

                  "LTCB Permitted Mortgage Financing": all Indebtedness, if any, and other obligations of the Borrower and its Subsidiaries, now existing or hereafter arising, under or in connection with (a) that certain Indenture dated June 28, 1990 by and among the Borrower, H.J. Wilson Co., Inc., The Long-Term Credit Bank of Japan, Limited, New York Branch, as administrative agent, and The Bank of New York (as successor trustee to Sovran Bank/Central South), as trustee, and (b) the guaranties, mortgage and security and other agreements, instruments and other documents from time to time executed and delivered in connection therewith, in each case, subject to compliance with the terms hereof, as the same may now or hereafter be amended, restated, modified, increased, extended, refinanced, replaced or refunded.

                  "Majority Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 50%.

                  "Majority Revolving Credit Lenders": at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%.

                  "Majority Term Loan Lenders": at any time, Term Loan Lenders the Term Loan Commitment Percentages of which aggregate more than 50%.

                  "Mandatory Prepayment Event": any event which requires the Borrower or any Restricted Subsidiary to make any mandatory prepayment in respect of the principal of any Subordinated Debentures or any other Subordinated Debt or to make (or offer to make) any mandatory redemption, defeasance or purchase of any Subordinated Debentures or any other Subordinated Debt, in any such case prior to the stated maturity thereof.

                  "Margin Level Status": as to the Borrower, the existence of Margin Level I Status, Margin Level II Status, Margin Level III Status, Margin Level IV Status or Margin Level V Status, as the case may be.

                  "Margin Level I Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is less than 1.50 to 1.00.

                  "Margin Level II Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to 1.50 to 1.00 but less than
         2.00 to 1.00.

                  "Margin Level III Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to 2.00 to 1.00 but less than
         2.125 to 1.00.

                  "Margin Level IV Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to 2.125 to 1.00 but less than 2.25 to 1.00.

                  "Margin Level V Status": as to the Borrower, shall exist on an Adjustment Date if the Fixed Charge Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to 2.25 to 1.00.

                  "Master Collateral Agreement": the Master Collateral Agreement to be made by the Borrower and each other Obligor in favor of the Collateral Agent, in substantially the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the material terms of this Agreement or any of the other Loan Documents or the material rights or remedies, taken as a whole, of the Agents or the Lenders hereunder or thereunder; it being understood that any past or future reduction in the Borrower's or any Subsidiary's credit rating or decline in the market price of the Borrower's or any Subsidiary's securities shall not in and of themselves be deemed to constitute a Material Adverse Effect.

                  "Material Real Property": real property not subject to a mortgage, deed of trust or other similar instrument (other than pursuant hereto) that (a) (i) is owned in fee by the Borrower or any Subsidiary Guarantor and is not subject to a ground lease in favor of any other Person as lessee, (ii) is located in the United States or Puerto Rico and (iii) (A) has been developed with a retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority, (B) is being developed with a retail store, distribution center, shopping center or office building which is under construction as of the Effective Date or (C) is undeveloped and has a book value (excluding soft costs) of at least $1,000,000 or (b) (i) (A) consists of a developed retail store, distribution center, shopping center or office building with respect to which a certificate of occupancy or temporary certificate of occupancy or the local equivalent thereof (or any other similar proof of completion) shall have been issued by the relevant Governmental Authority, or (B) is being developed with a retail store, distribution center, shopping center or office building which was under construction as of the Effective Date, (ii) is located on property which is subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee and no consent shall be required under such ground lease to mortgage or foreclose upon such property (or such consent shall have been obtained), (iii) is or, upon completion, will be classified as an owned retail store, distribution center, shopping center or office building by the Borrower or such Subsidiary Guarantor and (iv) is located in the United States or Puerto Rico.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                 "Mechanics' Lien Reserve Amount": with respect to any parcel of Eligible Mortgaged Real Property at any time, an amount equal to the excess, if any, of (a) the sum of all outstanding amounts which are then secured by mechanics' liens on such parcel of Eligible Mortgaged Real Property and which have been outstanding for a period in excess of one year over (b) $200,000.

                  "Moody's":  Moody's Investors Service, Inc.

                  "Mortgage Value": with respect to any parcel of Eligible Mortgaged Real Property, the lesser of (a) the maximum stated amount secured by the Lien on such parcel of Eligible Mortgaged Real Property granted in favor of the applicable secured mortgagee pursuant to the relevant Mortgage and (b) the value of such parcel of Eligible Mortgaged Real Property set forth in the Final Appraisal delivered with respect thereto or, in the case of any parcel of Eligible Mortgaged Real Property listed on Part I of Schedule 5.19, set forth in the Preliminary Appraisal with respect thereto, provided that, if a Final Appraisal was not delivered with respect to any parcel of Eligible Mortgaged Real Property as of the Effective Date, then upon delivery of such Final Appraisal (i) the value of such parcel of Eligible Mortgaged Real Property for purposes of clause (b) above shall be the value of such parcel of Eligible Mortgaged Real Property set forth in such Final Appraisal so long as the amount of the title insurance described in clause (c) of the definition of Eligible Mortgaged Real Property is at least equal to such value, and (ii) the Borrowing Base shall be adjusted to reflect such value effective as of the delivery of the Borrowing Base Certificate in respect of the fiscal month in which such Final Appraisal is delivered to the Collateral Agent.

                  "Mortgages": the collective reference to the fee and ground leasehold mortgages, deeds of trust and other similar documents executed and delivered from time to time by the Borrower and the Subsidiary Guarantors in favor of the Collateral Agent, pursuant to the Master Collateral Agreement, the Existing Credit Agreement or this Agreement, substantially in the form of Exhibit B to the Master Collateral Agreement (other than in the case of a Mortgage delivered in connection with the Existing Credit Agreement) or, if such Exhibit is not appropriate under applicable law in the jurisdiction in which the relevant real property is located, in such other form as shall be reasonably satisfactory to the Borrower and the Collateral Agent, as each of the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) with respect to any Asset Sale (other than Asset Sales in connection with a Securitization Transaction) of Designated Material Real Property, the cash proceeds (including Cash Equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the subsequent sale or disposition of any non-cash consideration or Investments received in connection therewith or otherwise, but only as and when received) of such Asset Sale received by the Borrower or any of its Restricted Subsidiaries, net of all attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and other customary fees and expenses actually incurred by the Borrower or any of its Restricted Subsidiaries and documented in connection therewith and net of taxes paid or reasonably expected to be payable by the Borrower or any of its Restricted Subsidiaries as a result thereof, and net of purchase price adjustments reasonably expected to be payable by the Borrower or any of its Restricted Subsidiaries in connection therewith and repayments of the principal amount of, together with interest on, Indebtedness (other than the Loans) and any make-whole payments related thereto, secured by and required to be prepaid upon the sale of the assets so sold or otherwise disposed of,
         (b) in connection with any issuance by the Borrower or any of its Restricted Subsidiaries of debt securities or instruments, or the incurrence of Indebtedness, in each case, that is secured by a Lien on any parcel of Designated Material Real Property, the cash proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries from such issuance of securities or incurrence of such Indebtedness net of all investment banking fees, legal fees, accountants' fees, underwriting discounts and commissions, survey costs, title insurance premiums, and other customary fees and expenses, actually incurred by the Borrower or any of its Restricted Subsidiaries and documented in connection therewith and, so long as no Default or Event of Default shall have then occurred and be continuing or would result therefrom, net of repayments of Indebtedness (other than Loans) secured by a Lien on such parcel of Designated Material Real Property and any interest or premiums thereon, and (c) with respect to Asset Sales of Designated Material Real Property in connection with a Securitization Transaction, the cash proceeds (including Cash Equivalents) received by the Borrower or any of its Restricted Subsidiaries from the issuance of securities or incurrence of Indebtedness in connection with such Securitization Transaction net of all investment banking fees, legal fees, accountants' fees, underwriting discounts and commissions, survey costs, title insurance premiums, and other customary fees and expenses actually incurred by the Borrower or any of its Restricted Subsidiaries and documented in connection therewith and repayments of the principal amount of, together with interest on, Indebtedness (other than the Loans) and any make whole payments related thereto, secured by and required to be prepaid upon the sale of assets that are the subject of such Securitization Transaction.

                  "Net Income": of any Person for any period, net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period, provided, that the effects of (a) any extraordinary gains or losses (b) gains, losses or charges in connection with sales of assets (other than Inventory sold in the ordinary course of business) or the consummation of the Offer to Purchase shall not be included for purposes of determining the Net Income of the Borrower under this Agreement for any period and (c) any gains, losses, expenses or other charges in connection with the 1997 Restructuring Program shall not be included for purposes of determining the Net Income of the Borrower under this Agreement for any period.

                  "Net Recoverable Value": as to the Inventory of the Borrower and the Subsidiary Guarantors, the amount determined based upon periodic audits or appraisals of such Inventory to be equal to the percentage of the cost of Inventory which could be realized (net of disposal costs and expenses) in a liquidation sale of the Inventory at such time.

                  "Net Worth": of any Person, as of the date of determination thereof, the sum of all items which in conformity with GAAP (a) would be included under shareholders' equity or (b) would reflect the amount of redeemable preferred stock on a consolidated balance sheet of such Person and its Consolidated Subsidiaries at such date of determination, provided that the effects of any gains, losses, expenses or other charges in connection with the 1997 Restructuring Program or the consummation of the Offer to Purchase shall not be included in any determination of the Net Worth of the Borrower under this Agreement.

                  "1997 Related Expenses": those expenses incurred in connection with the write-off of certain trademarks of the Borrower and other miscellaneous expenses all in connection with the 1997 Restructuring Program.

                  "1997 Remerchandising Program": the write-down and liquidation of inventory consisting of certain products, product lines or merchandising categories of the Borrower and its Subsidiaries in connection with the 1997 Restructuring Program.

                  "1997 Restructuring Program": collectively, (a) the 1997 Store Closing Program, (b) the 1997 Remerchandising Program, (c) the disposition of up to approximately 10 surplus and/or vacant properties and (d) the 1997 Related Expenses, which 1997 Related Expenses, together with losses, expenses and charges relating to the matters described (a), (b) and (c), shall in no event aggregate more than $175 million in pre-tax losses, expenses and charges.

                  "1997 Store Closing Program": a program of the Borrower under which approximately 65 stores of the Borrower and its Subsidiaries shall be sold or closed, certain real property related to such stores shall be sold or leased, certain store leases shall be terminated, subleased or assigned, certain inventory located in the stores to be sold shall be written down and liquidated and the furniture, fixtures and equipment located in such stores shall be liquidated or re-employed.

                  "Non-Excluded Taxes":  as defined in subsection 4.10.

                  "Non-Executing Persons":  as defined in subsection 6.1(a).

                  "Non-Current Inventory Reserve": as of any Calculation Date, an amount equal to 50% of the Inventory Value of Inventory (other than jewelry) that has been designated from time to time by the Borrower or any Subsidiary Guarantor as "Non-Current Inventory" that will be removed from the Borrower's or such Subsidiary Guarantor's current catalog and assortment in the ordinary course of business, provided that the Collateral Agent may review the practices of the Borrower and the Subsidiary Guarantors in this regard in connection with any periodic audit or appraisal of the Accounts of the Borrower and the Subsidiary Guarantors and, in the event the Borrower or any such Subsidiary Guarantor materially changes the manner in which Inventory (other than jewelry) is designated as "Non-Current Inventory" the Collateral Agent and the Borrower shall agree upon any appropriate adjustments required in the determination of the Non-Current Inventory Reserve as a result of such changes.

                  "Notes": the collective reference to any Term Notes, Revolving Credit Notes and any Swing Line Notes.

                  "Offer to Purchase": the Offer to Purchase and Consent Solicitation Statement dated July 21, 1997, as the same may be amended, supplemented or otherwise modified from time to time.

                  "parcel": when used in connection with any parcel of real property, means such parcel of real property, together with all of the structures, buildings and other improvements located thereon and all other property associated therewith and, when used in connection with any parcel of real property subject to a ground lease in favor of the Borrower or any Subsidiary Guarantor as lessee, means the leasehold interest in such ground lease.

                  "Participant":  as defined in subsection 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority which succeeds to the powers and functions thereof.

                  "Permanent Mortgage Financing": collectively, the LTCB Permitted Mortgage Financing and the First Union Permitted Mortgage Financing.

                  "Permitted Account Liens": the collective reference to Liens permitted by subsections 8.3(a), 8.3(b) and 8.3(l).

                  "Permitted Inventory Liens": the collective reference to Liens permitted by subsections 8.3(a), 8.3(b) and 8.3(l).

                  "Permitted Mortgage Liens": the collective reference to Liens permitted by subsections 8.3(a), 8.3(b), 8.3(e) and 8.3(l).

                  "Permitted Sale-Leaseback":  as defined in subsection 8.11.

                  "Permitted Trade L/C Facility": all Indebtedness, if any, and other obligations of the Borrower and its Subsidiaries, now existing or hereafter arising, under or in connection with (a) any letters of credit issued at any time for the account of the Borrower or any of its Subsidiaries pursuant to that certain Letter of Credit Application Agreement dated May 31, 1997 by and among Wholesale Supply Company, Inc., the Borrower and First American National Bank and (b) the commitment letters, security agreements, guarantees, instruments and other documents executed and delivered from time to time in connection therewith, in each case, subject to compliance with the terms hereof, as the same may now or hereafter be amended, restated, modified, increased, extended, refinanced, replaced or refunded from time to time.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement": the Amended and Restated Securities Pledge Agreement to be made by the Borrower and certain of the Subsidiary Guarantors in favor of the Collateral Agent, in substantially the form of Exhibit C to the Master Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Pledgors": the collective reference to the pledgors parties to the Pledge Agreement.

                  "Preliminary Appraisal": with respect to any parcel of Material Real Property, as of the Effective Date, a preliminary appraisal in summary form of the value of such parcel of Material Real Property, as the case may be, commissioned in connection with this Agreement or the Existing Credit Agreement and valued on an "alternative use" basis which in the reasonable judgment of the Collateral Agent satisfies all applicable requirements of FIRREA and the Uniform Standards of Professional Appraisal Practice.

                  "Qualified Stock": any stock of the Borrower which does not by its terms mature or require repurchase or redemption thereof in whole or in part on or prior to the first anniversary of the Revolving Credit Termination Date.

                  "Real Property Amortization Amount": with respect to any parcel of Eligible Mortgaged Real Property at any time, an amount equal to the product of (a) an amount equal to 1.5% of the initial Mortgage Value of such parcel of Eligible Mortgaged Real Property (after giving effect to the delivery of any Final Appraisal with respect thereto), times (b) the number of full three-month periods that have been elapsed since such parcel of Eligible Mortgaged Real Property was first included in the determination of the Borrowing Base hereunder.

                  "Reference Lenders": Chase, Citicorp and Bank of America National Trust and Savings Association.

                  "Refinancing Date": any Business Day after the Effective Date on which the Borrower requests the Term Loan Lenders to make Refinancing Term Loans hereunder.

                  "Refinancing Term Loan": as defined in subsection 2.1.

                  "Register":  as defined in subsection 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower pursuant to subsection 3.10 to reimburse each Issuing Bank for amounts drawn under any Letter of Credit issued by such Issuing Bank.

                  "Reinvestment Assets": with respect to any Reinvestment Event, assets to be employed in, and/or the Capital Stock of any Person engaged in, the business in which the Borrower or any of its Subsidiaries is engaged on the Effective Date or is thereafter engaged in accordance with this Agreement.

                  "Reinvestment Event": the receipt of any Available Net Cash Proceeds of an Asset Sale of Designated Material Real Property and/or the incurrence of Indebtedness (other than Loans) which is secured by a Lien on Designated Material Real Property, to the extent the Borrower has delivered, in connection therewith, a Reinvestment Notice as permitted by subsection 4.1(c).

                  "Reinvestment Notice": a written notice signed by the President, any Vice President, the Treasurer or any Assistant Treasurer of the Borrower stating that the Borrower, in good faith, intends and expects to use (directly or through its Restricted Subsidiaries) within a period of not in excess of one year all or a specified portion equal to the Anticipated Reinvestment Amount of the Available Net Cash Proceeds of an Asset Sale of Designated Material Real Property and/or the incurrence of Indebtedness (other than Loans) which is secured by a Lien on Designated Material Real Property to purchase, construct or otherwise acquire Reinvestment Assets, which notice must also set forth the aggregate amount of Available Net Cash Proceeds of the type described in clause (b) of the definition thereof used (or identified for use) to purchase, construct or otherwise acquire Reinvestment Assets.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Deferred Repayment Amount relating thereto less, in each case, any amount expended prior to the Reinvestment Prepayment Date applicable thereto in furtherance of the purchase, construction or other acquisition of Reinvestment Assets.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earliest of (i) the Business Day next succeeding the date, if any, upon which the Administrative Agent, on behalf of the Majority Lenders, shall have delivered a written termination notice to the Borrower terminating the Borrower's or the relevant Subsidiary's right to purchase, construct or acquire Reinvestment Assets with the Available Net Cash Proceeds of such Reinvestment Event, provided, that such notice may only be given while an Event of Default exists, (ii) the date occurring one year after such Reinvestment Event to the extent there exists any Reinvestment Prepayment Amount relating thereto and (iii) the fifth Business Day following the date on which the Borrower or any of its Subsidiaries shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets.

                  "Rental Expense": of any Person for any period, (a) the aggregate rental payments to lessors or their assignees (including, without limitation, any property taxes paid as additional rent or lease payments) by such Person for such period under agreements to rent or lease any real or personal property (excluding payments in respect of Financing Leases) as recorded in accordance with GAAP minus, without duplication, (b) the aggregate rental income of such Person for such period under agreements to rent or lease real or personal property as recorded in accordance with GAAP.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043 of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Required Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 66-2/3%.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject (including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property).

                  "Responsible Officer": the chief executive officer, the president, any executive vice president, the chief financial officer or the treasurer of the Borrower or, with respect to financial matters, the chief executive officer, the president, the executive vice president-finance, the chief financial officer or treasurer of the Borrower, provided that, for purposes of subsection 6.3(f) of the Master Collateral Agreement and subsection 7.7 and Section 9(d) only, a "Responsible Officer" shall also include the managing attorney and any assistant treasurer of the Borrower.

                  "Restricted Payments":  as defined in subsection 8.6.

                  "Restricted Subsidiaries": collectively, the Domestic Subsidiaries and Foreign Subsidiaries.

                  "Revolving Credit Applicable Margin": for each Type of Revolving Loan, the rate per annum set forth under the relevant column heading below:

                         ABR Loans                       Eurodollar Loans
                         ---------                       ----------------
                           1.00%                               2.00%

         provided that, from and after the last day of the third fiscal quarter of the 1997 Fiscal Year, the Revolving Credit Applicable Margin for all Types of Revolving Loans will be adjusted, on each Adjustment Date, to the Revolving Credit Applicable Margin set forth on Annex A opposite the Margin Level Status of the Borrower in effect on such Adjustment Date, and provided, further, that, in the event that the financial statements (other than the copies of the Form 10-K or 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related certificate required pursuant to subsection 7.2(b), are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Revolving Credit Applicable Margin for ABR Loans shall be 1.25% and the Revolving Credit Applicable Margin for Eurodollar Loans will be 2.25%.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Loans to and/or participate in Swing Line Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 11.6; collectively, as to all such Lenders, the "Revolving Credit Commitments".

                  "Revolving Credit Commitment Percentage": as to any Lender
         (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage of the Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment and (b) at any time after the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) such Lender's Revolving Loans then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (after giving effect to any permitted assignment pursuant to subsection 11.6) times the sum of (1) the aggregate principal amount of Swing Line Loans then outstanding plus (2) the L/C Obligations then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount of Revolving Loans of all the Lenders then outstanding plus (y) the aggregate principal amount of all Swing Line Loans then outstanding plus (z) the aggregate L/C Obligations then outstanding.

                  "Revolving Credit Commitment Period": the period from and including the date hereof to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding and
         (b) such Lender's Revolving Credit Commitment Percentage of the sum of
         (i) the aggregate principal amount of Swing Line Loans then outstanding and (ii) the L/C Obligations then outstanding.

                  "Revolving Credit Lender": any Lender with an unused Revolving Credit Commitment hereunder and/or any Revolving Loans outstanding hereunder; collectively, the "Revolving Credit Lenders".

                  "Revolving Loans":  as defined in subsection 3.1.

                  "Revolving Credit Note":  as defined in subsection 4.13(d).

                  "Revolving Credit Termination Date": the fifth anniversary of the Effective Date.

                  "Sale-Leaseback":  as defined in subsection 8.11.

                  "S&P":  Standard & Poor's Ratings Group.

                  "SEC": the Securities and Exchange Commission and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Securitization Entity": with respect to the Borrower or any Subsidiary, a corporation, partnership, trust, limited liability company or other entity that is formed by the Borrower or such Subsidiary for the purpose of effecting or facilitating a Securitization Transaction and which engages in no business and incurs no Indebtedness or other liabilities other than those related to or incidental to the Securitization Transaction.

                  "Securitization Transaction": a transaction or series of related transactions pursuant to which a corporation, partnership, trust, limited liability company or other entity incurs obligations or issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets, or a discrete portfolio of real property or equipment.

                  "Security Agreement": the Amended and Restated Security Agreement and Collateral Assignment to be made by the Borrower and the Subsidiary Guarantors in favor of the Collateral Agent, substantially in the form of Exhibit A-1 to the Master Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Security Agreements": collectively, the Inventory Security Agreement and the Security Agreement.

                  "Senior Notes": the Borrower's 8-3/8% Senior Notes due 2001 issued pursuant to the Senior Notes Indenture.

                  "Senior Notes Indenture": the Indenture, dated as of October 15, 1993, between the Borrower and State Street Bank and Trust Company (as successor trustee to The First National Bank of Boston), as trustee, as amended, supplemented or otherwise modified from time to time.

                  "Senior Notes Tender Offer": the offer to purchase Senior Notes and the related consent solicitation made by the Borrower pursuant to the Offer to Purchase.

                  "Shrink Reserve": as of any Calculation Date, (a) so long as the Borrower or the relevant Subsidiary Guarantor performs cycle counts in accordance with historical practices, an amount equal to the greater of (i) an amount equal to the product of (A) the average percentage of Inventory which was identified as lost, misplaced or stolen Inventory in connection with the then two most recent year-end physical inventories conducted by the Borrower and Subsidiary Guarantors and (B) the Eligible Inventory Amount and (ii) an amount equal to the product of (A) the percentage of Inventory which was identified as lost, misplaced or stolen Inventory in connection with the then most recent year-end physical inventory conducted by the Borrower and Subsidiary Guarantors and (B) the Eligible Inventory Amount or (b) if the Borrower or the relevant Subsidiary Guarantor is not then performing cycle counts in accordance with historical practices, the highest "Shrink" that was or would have been applicable during the three year period prior to such Calculation Date as determined in accordance with clause
         (a) above (as used in this clause (b), "Shrink" means the percentage of Inventory which was identified as lost, misplaced or stolen Inventory in connection with year end physical Inventory and cycle count shrink adjustments conducted by the Borrower and the Subsidiary Guarantors).

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Special Purpose Subsidiary": any Subsidiary of the Borrower organized solely for the purpose of (a) holding a license or permit issued by any Governmental Authority and used in connection with the business of the Borrower and/or its Subsidiaries or (b) providing employee services for use in the foreign operations of the Borrower or any of its Subsidiaries, provided that such Subsidiary shall only be a "Special Purpose Subsidiary" for so long as such Subsidiary does not own any assets (other than any such license or permit and other than any assets with a book value not exceeding $5,000,000 in the aggregate) and does not engage in any business other than holding such license or permit or providing such employee services and, in each case, activities directly related thereto.

                  "Standby L/C Fee Rate": at any time, the rate per annum equal to the Revolving Credit Applicable Margin then in effect for Eurodollar Loans.

                  "Standby Letter of Credit":  as defined in subsection
         3.6(b)(i).

                  "Standby Letter of Credit Outstanding": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Standby Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of then outstanding Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be determined as of the date of issuance of such Standby Letter of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Standby Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a) and (d) (i) the Dollar Equivalent of the aggregate amounts of Reimbursement Obligations in respect of Standby Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable) and which have not been converted into Dollars in accordance with subsection 3.10(a) and
         (ii) the aggregate amount of Reimbursement Obligations in respect of Standby Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) and which have been converted into Dollars in accordance with such subsection.

                  "Subordinated Debentures": the Borrower's 9% Senior Subordinated Debentures due 2004 issued pursuant to the Subordinated Debt Indenture.

                  "Subordinated Debt": any unsecured Indebtedness of the Borrower (other than the Subordinated Debentures), no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or mandatory prepayment), prior to December 15, 2005 (it being understood that any required offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction); and the payment of principal of and interest of which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Loans and all other Credit Agreement Obligations on terms and conditions no less favorable to the Agents and the Lenders in any material respect than those set forth in Schedule 1.1(c).

                  "Subordinated Debt Indenture": the Indenture, dated as of February 15, 1993, between the Borrower and First American National Bank, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Subsidiaries Guarantee": the Amended and Restated Guarantee to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor":  each Subsidiary set forth on Schedule
         5.13 under the heading "Initial Subsidiary Guarantors", together with each other Subsidiary that becomes a party to the Subsidiaries Guarantee in compliance with subsection 7.11(b).

                  "Swing Line Commitment":  the lesser of (a) $50,000,000 and
         (b) the Revolving Credit Commitments then in effect.

                  "Swing Line Lenders": Chase and Citicorp, in each case in its capacity as provider of the Swing Line Loans.

                  "Swing Line Loan Participation Certificate": a certificate, substantially the form of Exhibit K.

                  "Swing Line Loans":  as defined in subsection 3.14.

                  "Swing Line Note":  as defined in subsection 4.13(e).

                  "Tax Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Telerate Page 3750": the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that service for the purpose of displaying comparable rates or prices).

                  "Term Loan": as to any Lender, the collective reference to the Initial Term Loan and any Refinancing Term Loans made by such Lender.

                  "Term Loan Applicable Margin": for each Type of Term Loan, the rate per annum set forth under the relevant column heading below:

                       ABR Loans                         Eurodollar Loans
                       ---------                         ----------------
                         1.00%                                 2.25%

         provided that, from and after the last day of the third fiscal quarter of the 1997 Fiscal Year, the Term Loan Applicable Margin for all Types of Term Loan Loans will be adjusted, on each Adjustment Date, to the Term Loan Applicable Margin set forth on Annex A opposite the Margin Level Status of the Borrower in effect on such Adjustment Date, and provided, further, that, in the event that the financial statements (other than the copies of the Form 10-K or 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related certificate required pursuant to subsection 7.2(b), are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Term Loan Applicable Margin for ABR Loans shall be 1.25% and the Term Loan Applicable Margin for Eurodollar Loans will be 2.50%.

                  "Term Loan Commitment": as to any Lender, its obligation to make an Initial Term Loan to the Borrower in an amount equal to the amount set forth opposite such Lender's name in Schedule 1.1(a) under the heading "Term Loan Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 11.6; collectively, as to all such Lenders, the "Term Loan Commitments".

                  "Term Loan Commitment Percentage": as to any Term Loan Lender at any time, the percentage of the Term Loan Commitments then constituted by such Term Loan Lender's Term Loan Commitment (or, after the Term Loans are made, the percentage of the aggregate Term Loans then constituted by such Term Loan Lender's Term Loan).

                  "Term Loan Lender": any Lender with an unused Term Loan Commitment hereunder and/or any Term Loans outstanding hereunder; collectively, the "Term Loan Lenders".

                  "Term Loan Maturity Date": the fifth anniversary of the Effective Date.

                  "Term Note":  as defined in subsection 4.13(e).

                  "Total Capitalization": of any Person, as of the date of determination thereof, the sum of Consolidated Net Worth of such Person at such date of determination and Consolidated Total Debt of such Person at such date of determination.

                  "Total Debt": as to any Person, as of the date of determination thereof, the sum of all Debt of such Person and its Subsidiaries on a consolidated basis at such date of determination, provided, that, except as otherwise expressly provided hereunder, for the purposes of any determination of the Total Debt of the Borrower under this Agreement the amount of Indebtedness attributable to the Revolving Loans hereunder shall be excluded from the calculation of Total Debt.

                  "Trade L/C Fee Rate": at any time, the rate per annum equal to 50% of the Revolving Credit Applicable Margin then in effect for Eurodollar Loans.

                   "Trade Letter of Credit":  as defined in subsection
         3.6(b)(i).

                   "Trade Letter of Credit Outstandings": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Trade Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Trade Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be calculated as of the date of issuance of such Letters of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 3.10(a) and (d) (i) the Dollar Equivalent of the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in currencies other than Dollars which have not then been paid pursuant to subsection 3.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable) and which have not been converted into Dollars in accordance with subsection 3.10(a) and
         (ii) the aggregate amount of Reimbursement Obligations in respect of Trade Letters of Credit issued in currencies other than Dollars which have not been reimbursed pursuant to subsection 3.10(a) and which have been converted into Dollars in accordance with such subsection.

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

                  "Transferee":  as defined in subsection 11.6(f).

                  "Type": as to any Term Loan or Revolving Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "UCC": the Uniform Commercial Code as in effect in the State of New York from time to time.

                  "UCC Filing Collateral": Collateral (other than fixtures) as to which filing financing statements under the Uniform Commercial Code of the applicable jurisdiction is an appropriate method of perfection of a security interest in such Collateral.

                  "UCC Local Filing Collateral": with respect to any State, UCC Filing Collateral located in such State as to which a security interest may be perfected only by filing a Uniform Commercial Code financing statement in each county or other local filing office of such State in which such Collateral is located.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or revised from time to time.

                  "Voting Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) such Lender's Revolving Credit Commitment plus
         (y) such Lender's Term Loan Commitment (or, after the Term Loans are made, the outstanding principal amount of such Lender's Term Loan) then constitutes of (ii) the sum of (x) the Revolving Credit Commitments of all the Lenders plus (y) the Term Loan Commitments of all the Lenders (or, after the Term Loans are made, the aggregate principal amount of Term Loans of all the Lenders then outstanding), and (b) at any time after the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) the principal amount of such Lender's Loans (other than Swing Line Loans) then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage times the L/C Obligations and Swing Line Loans then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount of Loans of all the Lenders then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) As used in this Agreement, the following terms defined in the Master Collateral Agreement shall have the meanings set forth therein:
Accounts, Aircraft Mortgage, Cash Equivalents, Credit Agreement Obligations, Depositary Bank, Instruments, Inventory, Investment Securities, Mortgage Assignment, Mortgaged Property, Obligor, Original Mortgages, Pledged Securities, Pledged Stock, Restricted Jurisdictions, Secured Obligations, Secured Parties and Security Documents.


             SECTION 2. AMOUNTS AND TERMS OF TERM LOAN COMMITMENTS

                  2.1 Term Loans. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make (a) a term loan (an "Initial Term Loan") to the Borrower on the Effective Date in an amount equal to the Term Loan Commitment of such Term Loan Lender and (b) term loans (each, a "Refinancing Term Loan") to the Borrower from time to time after the Effective Date in an amount not greater than the then unpaid principal balance of such Term Loan Lender's Initial Term Loan, provided that, after giving effect thereto, the Aggregate Outstanding Extensions of Credit do not exceed the Borrowing Base at such time. The terms and conditions of any Refinancing Term Loans shall be the same as those applicable to the Initial Term Loans. The Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 4.2.

                  2.2 Procedure for Term Loan Borrowing. The Borrower hereby requests an Initial Term Loan borrowing on the Effective Date in an amount equal to the aggregate amount of the Term Loan Commitments of the Term Loan Lenders. Each Term Loan Lender will make the amount of its pro rata share of the Initial Term Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 11:00 A.M., New York City time, on the Effective Date in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent by 12:00 Noon, New York City time, on the Effective Date, with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent. The Borrower may also request the Term Loan Lenders to make Refinancing Term Loans on any Business Day on or prior to the fourth anniversary of the Effective Date, provided that (x) the Borrower may only request up to three borrowings of Refinancing Term Loans hereunder and (y) the Borrower shall give the Administrative Agent irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) and must be received by the Administrative Agent prior to 11:00 A.M., New York City time,
(a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Refinancing Term Loans are to be initially Eurodollar Loans, or (b) on the requested Borrowing Date, otherwise) specifying (i) the requested amount of Refinancing Term Loans and the requested Refinancing Date,
(ii) whether the Refinancing Term Loans will be

Eurodollar Loans, ABR Loans or a combination thereof and (iii) if such Refinancing Term Loans are to be entirely or partly Eurodollar Loans, the respective lengths of the initial Interest Periods therefor. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. On the requested Refinancing Date, each Term Loan Lender shall be deemed to have made a Refinancing Term Loan to the Borrower in an amount equal to its Term Loan Commitment Percentage of the aggregate amount of Refinancing Term Loans requested on such Refinancing Date, which shall not exceed the then unpaid principal amount of such Term Loan Lender's Initial Term Loan.

                  2.3 Repayment of Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Loan Lenders the principal amount of the Terms Loans in twenty consecutive quarterly installments (or such earlier date on which the Term Loans become due and payable pursuant to Section 9), payable on the last day of each January, April, July and October, commencing January 31, 1998, with the first nineteen installments being in an amount equal to $1,000,000 and the final installment being equal to the then aggregate unpaid principal amount of the Term Loans, provided that the final installment shall be due and payable on the Term Loan Maturity Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

                  2.4 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Term Loan Lender a commitment fee for the period from and including the date hereof to but not including the Effective Date or such earlier date on which the Term Loan Commitments shall terminate as provided herein, computed at a rate per annum equal to the Applicable Commitment Fee Rate then in effect on the amount of the Term Loan Commitment of such Term Loan Lender, payable on the Effective Date or such earlier date on which the Term Loan Commitments shall terminate as provided herein.


          SECTION 3. AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS

                  3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of an amount equal to the sum of (i) the aggregate principal amount of Swing Line Loans then outstanding plus (ii) the then outstanding L/C Obligations (in each case, after giving effect to the use of proceeds of such Revolving Loans), does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment, provided that no Revolving Credit Lender shall be required to make a Revolving Loan prior to the occurrence of a Collateral Release Event to the extent that, after giving effect thereto, the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base at such time. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 4.2, provided that no Revolving Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  3.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans (except as otherwise provided in subsection 3.16(a)), $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will be made available to the Borrower promptly (but in no event later than 1:00 P.M., New York City time) by the Administrative Agent crediting the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  3.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to but not including the Revolving Credit Termination Date, computed at a rate per annum equal to the Applicable Commitment Fee Rate then in effect on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period (calculated as if no Swing Line Loans were outstanding during such period) for which payment is made, payable quarterly in arrears on the last day of each January, April, July and October and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  3.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the aggregate principal amount of the Revolving Loans then outstanding, when added to the then outstanding L/C Obligations and the aggregate principal amount of then outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 3.4, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof.

                  3.5 Repayment of Revolving Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.4.

                  3.6 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.9, agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations at such time would exceed the L/C Commitment,
(ii) the Standby Letter of Credit Outstandings at such time would exceed $100,000,000, (iii) the Aggregate Revolving Credit Outstandings at such time would exceed the aggregate amount of the Revolving Credit Commitments at such time, (iv) in the case of Letters of Credit issued in currencies other than Dollars only, the L/C Obligations in respect of Letters of Credit issued in currencies other than Dollars would exceed the Foreign L/C Commitment Sublimit at such time or (v) in the case of Letters of Credit issued prior to the occurrence of a Collateral Release Event, the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base at such time. Each Continuing Letter of Credit shall be deemed to be issued under this Agreement on the Effective Date (to the extent such Continuing Letter of Credit has not been fully drawn or has not expired or been terminated as of the Effective Date) and shall be (x) a Letter of Credit for all purposes hereof (other than subsection 3.7) and the other Loan Documents and (y) a Trade Letter of Credit or a Standby Letter of Credit, as applicable, for purposes of subsections 3.8(b) and 3.8(c), respectively.

                  (b) Each Letter of Credit shall:

                      (i) be denominated in Dollars or such other currency that as of the date of issuance thereof is in the reasonable judgment of the relevant Issuing Bank (which shall be binding on the L/C Participants) freely convertible or exchangeable into Dollars as the Borrower, the relevant Issuing Bank and the Administrative Agent may from time to time agree, and shall be either (A) a standby letter of credit issued to support obligations of the Borrower or a Subsidiary, contingent or otherwise (a "Standby Letter of Credit"), or (B) a commercial letter of credit issued in respect of the purchase of inventory or other goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Trade Letter of Credit"), and

                       (ii) expire no later than the earlier of (A) five Business Days prior to the Revolving Credit Termination Date and (B) one year after the date of issuance thereof, provided that, subject to clause (A) above, any Letter of Credit may, at the request of the Applicant as set forth in the applicable Application, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank which issued such Letter of Credit shall have given at least sixty days prior written notice to the Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed, in which case such Letter of Credit may, at the option of the Borrower, provide that the beneficiary of such Letter of Credit will be entitled to draw on such Letter of Credit at any time during the thirty days prior to the expiry thereof.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.7 Procedure for Issuance of Letters of Credit. An Applicant may from time to time request that an Issuing Bank issue a Letter of Credit by delivering (a) to such Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be reasonably acceptable to such Issuing Bank (including by electronic transmission) an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request and
(b) a notice to the Administrative Agent that such Letter of Credit has been requested. Upon receipt of any Application, each Issuing Bank agrees to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than two Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrower. Each Issuing Bank shall furnish a copy of each Letter of Credit issued by such Issuing Bank to the Borrower and the Administrative Agent promptly following the issuance thereof.

                  3.8 Letter of Credit Fees, Commissions and Other Charges.
(a) The Borrower shall pay to the relevant Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank under this Agreement, for the account of such Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum to be agreed upon by the Borrower and such Issuing Bank on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (b) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Trade Letter of Credit issued under this Agreement with respect to the period from the date of issuance of such Trade Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Trade L/C Fee Rate in effect from time to time on the average aggregate amount available to be drawn under such Trade Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (c) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit with respect to the period from the date of issuance of such Standby Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Standby L/C Fee Rate in effect from time to time on the average aggregate amount available to be drawn under such Standby Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as may be agreed upon by the Borrower and such Issuing Bank in connection with issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank.

                  (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  3.9 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant (other than such Issuing Bank), and, to induce such Issuing Bank to issue Letters of Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each such L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Bank upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 3.9 in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times
(ii) the daily average Federal Funds Effective Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.9 is not in fact made available to any Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans that are ABR Loans hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit issued by such Issuing Bank and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.9, such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing
Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof.

                  (d) If any payment received by any Issuing Bank pursuant to subsection 3.10 with respect to any Letter of Credit issued by it shall be required to be returned by such Issuing Bank, each L/C Participant shall pay to such Issuing Bank its pro rata share thereof.

                  3.10 Letter of Credit Reimbursement Obligations. (a) The Borrower agrees to reimburse each Issuing Bank for the amount of (i) any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Bank in connection with such payment (including any such costs and expenses related to any conversion of any such amount into Dollars as contemplated by the next succeeding sentence). Except as otherwise agreed by the Borrower and the relevant Issuing Bank, each such payment shall be made to the relevant Issuing Bank at its address for notices specified herein in the currency in which the relevant Letter of Credit was issued in immediately available funds in such currency, provided that if the Borrower does not reimburse the relevant Issuing Bank for any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank in a currency other than Dollars on the date required pursuant to subsection 3.10(b), such Issuing Bank shall convert such amount into Dollars at the rate of exchange then available to such Issuing Bank in the interbank market where its foreign currency exchange operations in respect of such currency are then being conducted and the Borrower shall thereafter be required to reimburse in Dollars such Issuing Bank for such amount with interest pursuant to subsection 3.10(b).

                  (b) If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Bank, such Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The Borrower shall reimburse each Issuing Bank pursuant to subsection 3.10(a) with respect to any drawing under any Letter of Credit issued by such Issuing Bank on (i) the Business Day on which such drawing is paid by such Issuing Bank, if notice of such drawing is given to the Borrower by such Issuing Bank prior to 12:00 Noon, New York City time, on the date such drawing is paid, or (ii) the first Business Day after notice of such drawing is given to the Borrower by the Issuing Bank, if such notice is given after 12:00 Noon, New York City time, on the date such drawing is paid, and, if such drawing is reimbursed after the date of such drawing, interest shall be payable on the amount of such drawing for the period from the date such drawing is paid by the Issuing Bank until reimbursed by the Borrower at the rate then applicable to Revolving Credit Loans that are ABR Loans hereunder. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate which would be payable on any outstanding ABR Loans which were then overdue.

                  3.11 Obligations Absolute. (a) The Borrower's obligations under this Section 3 in respect of Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any Applicant may have or have had against any Issuing Bank or any beneficiary of any Letter of Credit.

                  (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower, any Applicant and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower or any Applicant against any beneficiary of such Letter of Credit or any such transferee.

                  (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC and the Uniform Customs, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

                  3.12 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.13 Letter of Credit Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 3 shall apply and such inconsistent provision of such Application shall be of no force and effect.

                  3.14 Swing Line Commitment. Subject to the terms and conditions hereof, each Swing Line Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.16, agrees to make swing line loans ("Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period, provided that (a) no Swing Line Lender shall have any obligation to make a Swing Line Loan if, after giving effect to any such Swing Line Loans and the use of proceeds thereof, (i) the aggregate principal amount of Swing Line Loans then outstanding would exceed the Swing Line Commitment,
(ii) the Aggregate Revolving Credit Outstandings at such time would exceed the Revolving Credit Commitments in effect at such time or (iii) in the case of Swing Line Loans made prior to the occurrence of a Collateral Release Event, the Aggregate Outstanding Extensions of Credit at such time would exceed the Borrowing Base at such time and (b) all borrowings and prepayments of Swing Line Loans shall be made such that the aggregate principal amount of Swing Line Loans of each Swing Line Lender outstanding at any time shall be equal. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying and reborrowing the Swing Line Loans in whole or in part, all in accordance with the terms and conditions hereof.

                  3.15 Procedure for Swing Line Borrowing. The Borrower may borrow under the Swing Line Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the relevant Swing Line Lender and the Administrative Agent irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) and must be received by the Swing Line Lender prior to 2:00 P.M., New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the unused portion of the Swing Line Commitment). The proceeds of the

Swing Line Loan will be made available by the relevant Swing Line Lender to the Borrower at the office of the Swing Line Lender by 4:00 P.M., New York City time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may at any time and from time to time, subject to subsection 3.14, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) the relevant Swing Line Lender and the Administrative Agent prior to 2:00 P.M., New York City time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

                  3.16 Refunding of Swing Line Loans; Participations in Swing Line Loans. (a) In the event that (i) the aggregate average daily outstanding principal amount of Swing Line Loans during any weekly period ending on Thursday (or, in the event Thursday is not a Business Day, on the next succeeding Business Day) of any week exceeds $15,000,000, and (ii) the principal amount of Swing Line Loans outstanding on the last day of such period exceeds $15,000,000, the Borrower shall, or the Administrative Agent may, on behalf of the Borrower (which hereby irrevocably authorizes the Administrative Agent to act on its behalf in such regard) request each Revolving Credit Lender to make a Revolving Loan (which shall be an ABR Loan, unless the Borrower notified the Administrative Agent pursuant to subsection 3.2 that such Revolving Loans shall be Eurodollar Loans) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount by which the aggregate outstanding principal amount of Swing Line Loans on the last day of such period exceeds $10,000,000, regardless of whether the conditions set forth in subsection 6.2 have been satisfied in connection therewith. The Swing Line Lenders may, on behalf of the Borrower (which hereby authorizes the Swing Line Lenders to act on its behalf in such regard), at any time request each Revolving Credit Lender (including the Swing Line Lenders) to make a Revolving Credit Loan (which shall be an ABR Loan) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding, regardless of whether the conditions set forth in subsection 6.2 have been satisfied in connection therewith. Unless any of the events described in paragraph (f) of
Section 9 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (c) of this subsection 3.16 shall apply) each Lender shall make the proceeds of its Revolving Loan available to the Administrative Agent for the account of the relevant Swing Line Lender at the Administrative Agent's office specified in or pursuant to subsection 11.2 prior to 11:00 A.M., New York City time, in funds immediately available in Dollars on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the relevant Swing Line Loan. Effective on the day such Revolving Loans are made, the relevant Swing Line Loan so paid shall no longer be outstanding as a Swing Line Loan and shall no longer be due under the Swing Line Note. The Borrower authorizes each Swing Line Lender, upon written notice to the Borrower, to charge the Borrower's accounts with such Swing Line Lender (up to the amount available in each such account) in order to immediately pay the amount of its outstanding Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

                  (b) Notwithstanding anything herein to the contrary, no Swing Line Lender shall make any Swing Line Loans if the Swing Line Lender has received written notice that the conditions set forth in subsection 6.2 have not been satisfied in connection with the making of such Swing Line Loans.

                  (c) If prior to the making of a Revolving Loan pursuant to paragraph (a) of this subsection 3.16 one of the events described in paragraph
(f) of Section 9 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Loan was to or would have been made pursuant to the notice in paragraph (a) of this subsection 3.16, purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the relevant Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof such Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (d) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, any Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded), provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Lender will return to such Swing Line Lender any portion thereof previously distributed by such Swing Line Lender to it.

                  (e) Each Lender's obligation to make the Revolving Loans referred to in subsection 3.16(a) and to purchase participating interests pursuant to subsection 3.16(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the relevant Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender, or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.17 Annual Revolving Credit Clean-Down. The Borrower agrees that during the period beginning on December 1 of each calendar year and ending on the following February 28 of the next calendar year, there shall be a period of at least 30 consecutive days during which the sum of the aggregate principal amount of all outstanding Revolving Loans and Swing Line Loans shall not exceed $150,000,000.


    SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

                  4.1 Optional and Mandatory Prepayments. (a) The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty (except, with respect to Eurodollar Loans that are prepaid on a date other than the last day of the Interest Period with respect thereto, as provided under subsection 4.11), upon (i) in the case of prepayments of Eurodollar Loans, at least three Business Days' irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile) to the Administrative Agent and (ii) in the case of prepayments of ABR Loans (other than Swing Line Loans), irrevocable notice (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) to the Administrative Agent prior to 11:30 A.M., New York City time, on the date of such prepayment, in each case specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.11 in connection therewith and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Amounts prepaid on account of the Term Loans may not be reborrowed and will be applied to the installments thereof in the scheduled order of maturity thereof. Partial prepayments under this subsection 4.1(a) shall be, in the case of Eurodollar Loans, in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof and, in the case of ABR Loans, in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (b) Unless a Collateral Release Event shall have occurred, if, at any time, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay Swing Line Loans then outstanding and/or, after the Swing Line Loans have been paid in full, Revolving Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Swing Line Loans and Revolving Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection 4.11 in connection therewith. To the extent that after giving effect to any prepayment of Swing Line Loans and Revolving Loans required by the preceding sentence, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (i) the aggregate then outstanding L/C Obligations and (ii) the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which become due thereafter, provided that the Administrative Agent shall release to the Borrower from time to time such portion of the amount on deposit in the Cash Collateral Account which is equal to the amount by which the Borrowing Base at such time plus the amount on deposit in the Cash Collateral Account exceeds the Aggregate Outstanding Extensions of Credit at such time. "Cash Collateral Account" means an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have been granted a first priority Lien and the right of withdrawal for application in accordance with this subsection 4.1(b). To the extent that after giving effect to any prepayment of the Revolving Loans and cash deposits required by the preceding sentences, the Aggregate Outstanding Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay the Term Loans in the scheduled order of maturity thereof in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Term Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection 4.11 in connection therewith. The Borrower shall also prepay the Revolving Loans to the extent required to comply with subsection 3.17.

                  (c) The Borrower shall prepay the Term Loans in an amount equal to:

                  (i) in the case of an Asset Sale (including, without limitation, in connection with a Permitted Sale-Leaseback, but excluding, without limitation, Asset Sales in connection with a Securitization Transaction) of any parcel of Designated Material Real Property, the greater of (A) 80% of the Net Cash Proceeds of such Asset Sale and (B) in the event such parcel of Designated Material Real Property is a parcel of Eligible Mortgaged Real Property, 60% of the excess of (x) the Mortgage Value of such parcel of Eligible Mortgaged Real Property, over
                  (y) the sum of the Environmental Reserve Amount, the Real Property Amortization Amount and the Mechanics' Lien Reserve Amount, in each case for such parcel of Eligible Mortgaged Real Property, provided that, in no event shall the Borrower be required to prepay Term Loans in an amount in excess of 100% of the Net Cash Proceeds of any such Asset Sale; and

                  (ii) a portion of the Net Cash Proceeds of any Indebtedness (other than Loans, but including any Indebtedness incurred in connection with a Securitization Transaction) incurred after the Effective Date which is secured by a Lien on any parcel of Designated Material Real Property equal to (A) in the event such parcel of Designated Material Real Property is a parcel of Eligible Mortgaged Real Property, 60% of the excess of (x) the Mortgage Value of such Eligible Mortgaged Real Property, over (y) the sum of the Environmental Reserve Amount, the Real Property Amortization Amount and the Mechanics' Lien Reserve Amount, in each case for such parcel of Eligible Mortgaged Real Property, and (B) in the event such parcel of Designated Material Real Property is not a parcel of Eligible Mortgaged Real Property, 60% of the fair market value of such parcel of Designated Material Real Property (as determined by the Borrower in good faith), provided that, in the case of Indebtedness incurred in connection with a Securitization Transaction, in no event shall the Borrower be required to prepay Term Loans in an amount in excess of 100% of the Net Cash Proceeds of any such Indebtedness incurred in connection with such Securitization Transaction (it being understood that upon the incurrence of any such Indebtedness secured by a Lien on a parcel of Designated Material Real Property, such parcel of Designated Material Real Property shall cease to be a parcel of Designated Material Real Property for purposes of this Agreement);

provided that, (a) to the extent that such amounts, together with any other amounts (other than Available Net Cash Proceeds) which have not previously been applied to prepay Term Loans in accordance with this subsection 4.1(c), do not exceed $10,000,000, no prepayment shall be required under this subsection 4.1(c) in respect thereof unless and until the aggregate of all such amounts which have not then been applied to prepay Term Loans in accordance with this subsection 4.1(c) shall exceed $10,000,000, at which time the Borrower shall be required to make the prepayment required by this subsection 4.1(c) in an amount equal to the aggregate of all such amounts which have not previously been so applied, (b) so long as no Default under Section 9(a) or Event of Default shall have then occurred and be continuing or would result therefrom, if (x) the Net Cash Proceeds of such Asset Sale or incurrence of Indebtedness are Available Net Cash Proceeds and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent within five Business Days after the date of consummation of such Asset Sale or incurrence of Indebtedness resulting in such Available Net Cash Proceeds, the Borrower may use or cause the appropriate Restricted Subsidiary to use such Available Net Cash Proceeds to purchase, construct or otherwise acquire Reinvestment Assets and, upon delivery of such Reinvestment Notice, the Borrower shall not be required to prepay the Term Loans pursuant to clause (i) or (ii) above to the extent of the Anticipated Reinvestment Amount specified in such Reinvestment Notice and (c) the initial aggregate amount of any such Indebtedness secured by a Lien on any parcel of Designated Material Real Property shall be at least equal to the amount of the prepayment of Term Loans required pursuant to this subsection in respect of such Indebtedness (other than Indebtedness in connection with a Securitization Transaction) and such Indebtedness shall not be due prior to the first anniversary of the Revolving Credit Termination Date. Each prepayment pursuant to this subsection shall be made on the fifth Business Day following receipt of the Net Cash Proceeds requiring a prepayment pursuant to this subsection. Amounts prepaid pursuant to this subsection 4.1(c) may not be reborrowed and shall be applied to the remaining installments thereof in the scheduled order of maturity.

                  (d) Within five Business Days of the delivery of a Reinvestment Notice as described in paragraph (c) above, the Borrower shall either, at its option, (i) deposit the applicable Anticipated Reinvestment Amount with the Collateral Agent in a Cash Collateral Account pursuant to agreements in form and substance reasonably satisfactory to the Collateral Agent, and any amounts needed to be expended prior to the Reinvestment Prepayment Date applicable thereto in furtherance of the purchase, construction or other acquisition of Reinvestment Assets shall be released from the Cash Collateral Account to the Borrower or (ii) in the event the Available Revolving Credit Commitments at such time exceed the applicable Anticipated Reinvestment Amount, deliver a notice to the Administrative Agent to the effect that all or a portion of the Available Revolving Credit Commitments equal to the Anticipated Reinvestment Amount shall be reserved for borrowings of Revolving Loans to finance the purchase, construction or other acquisition of Reinvestment Assets, provided that, in the event that the Available Revolving Credit Commitments reserved pursuant to this paragraph at any time are greater than the Available Revolving Amount at such time, the Borrower shall deposit and maintain the amount of such excess in a Cash Collateral Account pursuant to clause (i) above during the period and to the extent such excess continues to exist (and the amount of Available Revolving Credit Commitments reserved pursuant to this paragraph shall be decreased by the amount so deposited and maintained). The Borrower may, at any time after the delivery of any notice pursuant to clause
(ii) of the immediately preceding sentence but prior to the occurrence of the relevant Reinvestment Repayment Date, (x) deliver a notice of borrowing pursuant to subsection 3.2 the proceeds of which will be used to finance the purchase, construction or other acquisition of Reinvestment Assets or make a prepayment pursuant to subsection 4.1(e) (which notice shall specify the amount to be so used and any remaining portion of the Available Revolving Credit Commitments reserved pursuant to this subsection 4.1(d)) and, in connection with such borrowing, a portion of the Available Revolving Credit Commitments reserved pursuant to this paragraph equal to the amount of such borrowing shall not thereafter be reserved pursuant to this paragraph or (y) deliver a notice to the effect that amounts have been expended towards the purchase, construction or acquisition of Reinvestment Assets without any borrowing hereunder (so long as such purchase, construction or acquisition of Reinvestment Assets shall not be used to satisfy any other obligation to purchase, construct or acquire Reinvestment Assets pursuant to this subsection), upon delivery of which a portion of the Available Revolving Credit Commitments reserved pursuant to this paragraph equal to the amount so expended shall not thereafter be reserved pursuant to this paragraph. In addition, upon any prepayment of Term Loans pursuant to subsection 4.1(e), a portion of the Available Revolving Credit Commitments reserved pursuant to this paragraph equal to the amount of such prepayment shall, without duplication of clause (x) of the preceding sentence, not thereafter be reserved pursuant to this paragraph. The Borrower acknowledges that its right to borrow any portion of the Available Revolving Credit Commitments reserved pursuant to this paragraph shall be suspended unless and until such portion of the Available Revolving Credit Commitments are no longer reserved pursuant to this paragraph.

                  (e) In addition to, but without duplicating any other prepayment required pursuant to this subsection, the Borrower shall prepay the Term Loans on each Reinvestment Prepayment Date in an amount equal to the Reinvestment Prepayment Amount with respect to the applicable Reinvestment Event (it being understood that any applicable amounts on deposit in the Cash Collateral Account shall be applied for such purpose), provided that to the extent any such Reinvestment Prepayment Amount, together with all other Reinvestment Prepayment Amounts which have not previously been applied to prepay Term Loans in accordance with this subsection 4.1(e) do not exceed $10,000,000, no prepayment shall be required under this subsection 4.1(e) in respect thereof unless and until the aggregate of all Reinvestment Prepayment Amounts which have not been applied to prepay Term Loans in accordance with this subsection 4.1(e) shall exceed $10,000,000, at which time the Borrower shall be required to make the prepayment required by this subsection 4.1(e) in an amount equal to the aggregate of all Reinvestment Prepayment Amounts which have not been so applied.

                  4.2 Conversion and Continuation Options. (a) The Borrower may, subject to paragraph (b) below, elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., New York City time, one Business Day prior to the date of conversion, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., New York City time, three Business Days prior to the date of conversion, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile). Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that it has determined that such a conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of conversions of Revolving Loans) or prior to the Term Loan Maturity Date (in the case of conversions of Term Loans).

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile), provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that it has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Loans) or prior to the Term Loan Maturity Date (in the case of continuations of Term Loans), and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this subsection 4.2(b), the Administrative Agent shall notify each affected Lender thereof.

                  4.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 25 Tranches outstanding at any time.

                  4.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus (i) in the case of Eurodollar Loans which are Revolving Loans, the Revolving Credit Applicable Margin or (ii) in the case of Eurodollar Loans which are Term Loans, the Term Loan Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus (i) in the case of ABR Loans which are Revolving Loans, the Revolving Credit Applicable Margin or (ii) in the case of ABR Loans which are Term Loans, the Term Loan Applicable Margin.

                  (c) Each Swing Line Loan shall bear interest at a rate per annum equal to (i) the ABR plus the Revolving Credit Applicable Margin for ABR Loans minus (ii) the Applicable Commitment Fee Rate then in effect.

                  (d) If all or a portion of any principal of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of such Loan shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to this Agreement plus 2% from the date of such non-payment until such overdue principal is paid in full (as well after as before judgment). If all or a portion of (i) any interest payable on any Loan, (ii) any commitment fee or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is the rate described in paragraph (b)(i) of this subsection plus 2%, in each case from the date of such non-payment until such overdue interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to subsection 4.4(d) shall be payable from time to time on demand, (ii) interest on the Term Loans shall also be payable on the Term Loan Maturity Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 9) and (iii) interest on the Revolving Loans shall also be due and payable on the Revolving Credit Termination Date (or such earlier date on which the Revolving Loans become due and payable pursuant to Section 9).

                  4.5 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and fees and commissions in respect of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumed correct in the absence of manifest error.

                  (c) If any Reference Lender shall for any reason no longer have a Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Lenders and with the consent of the Borrower (which shall not be unreasonably withheld)) shall, by notice to the Borrower and the Lenders, designate another Lender that is a commercial bank as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                  (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of this subsection 4.5, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

                  4.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from any Lender that the making or continuation of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the date hereof which materially and adversely affects the London interbank market, the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans which the Borrower has requested to continue as such pursuant to subsection 4.2(b) shall be converted, on the first day of such Interest Period, to ABR Loans, provided that, in the case of clause (b) above, only the Eurodollar Loan of a Lender which delivers a notice pursuant to such clause shall be subject to this sentence and the following sentence. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

                  4.7 Pro Rata Treatment and Payments. (a) Except as otherwise provided in subsections 3.6 through 3.16, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, at the Administrative Agent's office specified in or pursuant to subsection 11.2 (except as otherwise provided herein) in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                  (c) Each borrowing by the Borrower of Term Loans and Revolving Loans shall be made ratably from the Term Loan Lenders and Revolving Credit Lenders in accordance with their respective Term Loan Commitment Percentages and Revolving Credit Commitment Percentages. Any reduction of the Revolving Credit Commitments shall be made ratably among the Lenders, in accordance with their respective Revolving Credit Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders.

                  4.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give prompt notice thereof to the Borrower and the Administrative Agent and thereafter (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended during the period of illegality and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.11.

                  4.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or reduce any amount receivable hereunder in respect thereof including any such cost or reduced amount receivable resulting from (i) any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan, any Letter of Credit issued or participated in by it or any Application, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.10 and changes in the rate of tax on the overall gross or net income of such Lender) or (ii) any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder, then, in any such case, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto) the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable,

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 4.9(c) with respect thereto), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.9, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, provided that no Lender shall be entitled to claim any such additional amount (i) with respect to the period which is more than 180 days prior to the delivery of such notice or (ii) if such Lender shall not seek as a result of such event payment of any similar amounts from at least one other borrower to whom it has extended credit. A certificate as to any additional amounts payable pursuant to this subsection 4.9 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the calculation of such amounts and the basis therefor shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.10 Indemnification for Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection 4.10. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                      (i) in the case of a Lender or a Transferee that is a "bank" under Section 881(c)(3)(A) of the Tax Code:

                           (A) on or before the date it becomes a party to this
                  Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (II) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                           (B) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; and

                       (ii) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Tax Code:

                           (A) on or before the date it becomes a party to this
                  Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender or Transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Tax Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Tax Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Tax Code and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

                           (B) deliver to the Borrower and the Administrative
                  Agent two further properly completed and duly executed copies of such Form W-8, or any successor applicable form, on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

                           (C) obtain such extensions of time for filing and
                  completing such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9 provided pursuant to subsection 4.10(b)(i)(A)(II), that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans, after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan, after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, which loss shall be equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or proposed Interest Period), respectively, in each case at the applicable Eurodollar Rate (exclusive of any Revolving Credit Applicable Margin or Term Loan Applicable Margin) for such Eurodollar Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market (it being understood that the Borrower shall not be required to indemnify any Lender for lost profits). A certificate as to any amounts payable pursuant to this subsection 4.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.12 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 4.9 or 4.10(a), or if any adoption or change of the type described in subsection 4.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 4.9 or 4.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.8.

                  4.13 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loans of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit D (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the Revolving Credit Commitment of such Lender on the date of issuance of such Revolving Credit Note. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan of such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Credit Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Loans in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender, the Borrower will execute and deliver to such Term Loan Lender a promissory note of the Borrower evidencing the Term Loan of such Term Loan Lender, substantially in the form of Exhibit E (a "Term Note"), payable to the order of such Term Loan Lender and in a principal amount equal to, the outstanding Term Loan of such Term Loan Lender. Each Term Loan Lender is hereby authorized to record the date, Type and amount of the Term Loan of such Term Loan Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Term Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Term Loans in accordance with the terms of this Agreement.

                  (f) The Borrower agrees that, upon the request to the Administrative Agent by any Swing Line Lender, the Borrower will execute and deliver to such Swing Line Lender a promissory note of the Borrower evidencing the Swing Line Loans of such Swing Line Lender, substantially in the form of Exhibit F (a "Swing Line Note"), payable to the order of such Swing Line Lender and in a principal amount equal to the Swing Line Commitment. Each Swing Line Lender is hereby authorized to record the date and amount of each Swing Line Loan made by it and the date and amount of each payment or prepayment of principal thereof on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Swing Line Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans in accordance with the terms of this Agreement.


                    SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  5.1 Financial Condition. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 29, 1996 and the related consolidated statements of income and retained earnings and cash flows for the Fiscal Year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the Fiscal Year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 29, 1997 and the related unaudited consolidated statements of, financial condition, income and retained earnings and cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 5.1, neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation not permitted under subsection 8.2, material contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 5.1, during the period from December 29, 1996 to and including the date hereof, other than pursuant to the 1997 Restructuring Program, there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at December 29, 1996.

                  5.2 No Change. Since December 29, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, except to the extent the 1997 Restructuring Program might be deemed to have caused a Material Adverse Effect.

                  5.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in each case, where the failure to be so organized, existing, in good standing or qualified, or the failure to have such power or authority or to so comply, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and its Restricted Subsidiaries has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and (in the case of the Borrower) to borrow and obtain the other Extensions of Credit hereunder and has taken all necessary corporate or other action to authorize the Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party except as may be necessary to perfect the Liens created pursuant to the Security Documents, except as described on Schedule 5.4 and except those which have been obtained, made or waived. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower and each of its Restricted Subsidiaries that is a party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each of its Restricted Subsidiaries that is a party thereto enforceable against the Borrower and each such Restricted Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, the Extensions of Credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Loan Documents), except to the extent that any such violations (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect or that any such Liens would be permitted under subsection 8.3.

                  5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  5.7 No Default. Neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  5.9 Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property (including, without limitation, any Material Real Property) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such tax returns, taxes, fees or other charges (i) the amount or validity of which are then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) which, if not paid or filed, could not reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than with respect to any such tax, fee or other charge the amount or validity of which is then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) which could reasonably be expected to have a Material Adverse Effect.

                  5.10 Federal Regulations. No part of the proceeds of any Extension of Credit will be used in violation of Regulation G or Regulation U of the Board of Governors as now and from time to time hereafter in effect and in no event shall "margin stock" constitute 25% or more of the assets of the Borrower and its Restricted Subsidiaries that are subject to the restrictions contained in Section 8. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                  5.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Tax Code or Section 302 of ERISA) which could reasonably be expected to have a Material Adverse Effect has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Tax Code, except where the failure to so comply could not reasonably be expected to have a Material Adverse

Effect. No termination of a Single Employer Plan has occurred, except where such a termination could not reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except to the extent any such excess (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, except where such withdrawal could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except where such liability could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvency.

                  5.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. To the best knowledge of the Borrower, the Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board of Governors) which limits its ability to incur Indebtedness.

                  5.13 Subsidiaries. Schedule 5.13 sets forth all the Subsidiaries of the Borrower at the date hereof.

                  5.14 Environmental Matters. To the knowledge of the Borrower, except as set forth on Schedule 5.14:

                    (a) The Mortgaged Properties do not contain any Materials of
               Environmental Concern in amounts or concentrations or under such conditions which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                    (b) The Mortgaged Properties and all operations at the
               Mortgaged Properties are in compliance, and have within the periods covered by the applicable statute of limitations been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Mortgaged Properties or violation of any Environmental Law with respect to the Mortgaged Properties or the business operated by the Borrower or any of its Restricted Subsidiaries at the Mortgaged Properties (the "Business"), except for any such non-compliance, contamination or violation (or any aggregation thereof) which could not reasonably be expected to have a Material Adverse Effect.

                    (c) Neither the Borrower nor any of its Subsidiaries has
               received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Mortgaged Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

                    (d) Materials of Environmental Concern have not been
               transported or disposed of from the Mortgaged Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                    (e) No judicial proceeding or governmental or administrative action is pending or threatened under any Environmental Law to which the Borrower or any Restricted Subsidiary is or could reasonably be expected to be named as a party with respect to the Mortgaged Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Mortgaged Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                    (f) There has been no release or threat of release of
               Materials of Environmental Concern at or from the Mortgaged Properties, or arising from or related to the operations of the Borrower or any Restricted Subsidiary in connection with the Mortgaged Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                    (g) Each of the representations and warranties set forth in subsections 5.14(a) through (f) is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Restricted Subsidiaries (other than the Mortgaged Properties) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect.

                  5.15 The Security Documents. (a) When executed and delivered, the provisions of the Security Agreements will be effective to create in favor of the Collateral Agent a legal and valid security interest in all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto in the collateral described therein (subject to Section 10 thereof), and when the financing statements referred to on Schedule 5.15 and subsection 7.11(a)(ii) have been filed as specified in Schedule 5.15 and subsection 7.11(a)(ii), the Collateral Agent shall have a fully perfected security interest in all right, title and interest of the Borrower or such Subsidiary Guarantor, as the case may be, in all "accounts", "chattel paper", "inventory" or "general intangibles" (each as defined in the applicable Uniform Commercial Code) described in such financing statements, all other UCC Filing Collateral (other than UCC Local Filing Collateral) described in such financing statements and, to the best knowledge of the Borrower, all UCC Local Filing Collateral described in such financing statements, in each case superior (to the extent that priority can be obtained by filing Uniform Commercial Code financing statements) in right to any Liens of any third person against such collateral or interests therein, subject only to Liens permitted under subsection 8.3;

                  (b) When executed and delivered, the provisions of the Pledge Agreement, together with possession by the Collateral Agent (or any agent acting on its behalf) of the Pledged Securities described therein (or, in the case of Pledged Securities constituting "securities" (as defined in the



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                                       64

applicable Uniform Commercial Code), together with the "transfer" to the Collateral Agent (or any agent acting on its behalf) of such Pledged Securities in accordance with the applicable Uniform Commercial Code) (or any other appropriate method for the perfection of the security interest in such Pledged Securities in accordance with the applicable Uniform Commercial Code), will be effective to create in favor of the Collateral Agent a legal and valid security interest in all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto, as the case may be, in the Pledged Securities (subject to Section 14 of the Pledge Agreement). Thereafter, the Administrative Agent will have a fully perfected security interest in the Pledged Stock and all other Pledged Securities described in the Pledge Agreement which are then in the possession of the Collateral Agent (or any agent acting on its behalf) (or, in the case of Pledged Securities constituting "securities" (as defined in the applicable Uniform Commercial Code), which have been "transferred" to the Collateral Agent (or any agent acting on its behalf) in accordance with the applicable Uniform Commercial Code (or the security interest in which has otherwise been perfected in accordance with the applicable Uniform Commercial
Code)), which security interest is (i) in the case of Pledged Stock, superior in right to any Liens of any third person against such collateral or interests therein, subject to Section 14 of the Pledge Agreement and to Liens permitted under subsection 8.3(a) and (ii) in the case of all other Pledged Securities, superior (to the extent that priority can be obtained by possession or "transfer" (or any other appropriate method for the perfection in accordance with the applicable Uniform Commercial Code) of such other Pledged Securities) in right to any Liens of any third person against such collateral or interests therein, subject to Section 14 of the Pledge Agreement and to Liens permitted by subsection 8.3(a); and

                  (c) When executed and delivered, each Mortgage will be effective to create in favor of the Collateral Agent, a legal, valid and enforceable Lien on all right, title and interest of the Borrower or any Subsidiary Guarantor party thereto, as the case may be, in the Mortgaged Property thereunder. When each Mortgage and the related fixture filings are duly recorded in the appropriate office or offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, such Mortgage shall constitute a fully perfected Lien on and security interest in that portion of the Mortgaged Property constituting real property or fixtures (prior to all mortgages on the Mortgaged Property other than those which have been assigned to the Collateral Agent and those in existence on the Effective Date), subject only to the encumbrances and exceptions to title expressly set forth or referred to in such Mortgage, and to Liens permitted by subsection 8.3;

subject, in the case of clauses (a) through (c) above, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to principles of equity whether considered in a proceeding in equity or at law.

                  5.16 Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good title in fee simple to, or valid ground leasehold interests in, their respective Material Real Properties and has good title in fee simple to their other owned real property and valid ownership interests in their owned personal property, in each case that is material to the operation of their respective businesses, subject to defects in title and leasehold and other interests which are not material to the business, operations and financial condition of the Borrower and its Restricted Subsidiaries taken as a whole and other than those items referred to in the applicable Mortgages or in the schedules to the applicable Mortgages, and none of such property is subject to any Lien other than Liens permitted under subsection 8.3.

                 5.17 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as set forth on Schedule 5.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. Except as set forth on Schedule 5.17, to the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.18 Pledged Stock. On the Effective Date, the shares of Capital Stock listed on Schedule A to the Pledge Agreement will constitute all the issued and outstanding shares of Capital Stock of the issuers thereof listed on said Schedule that are owned by the Borrower or the Subsidiary Guarantors party to the Pledge Agreement; all such shares have been duly and validly issued and are fully paid and nonassessable; the relevant Pledgor of said shares is the record and beneficial owner of said shares; and said shares are free of any Liens or options in favor of, or claims of, any other Person, except the Lien of the Pledge Agreement (subject to Section 14 thereof) and Liens permitted under subsection 8.3(a).

                  5.19 Real Estate Matters. The real property described on
Schedule 5.19 constitutes all of the Material Real Property of the Borrower or any Subsidiary Guarantor on the date hereof.

                  5.20 Continuing Letters of Credit. Schedule 5.20 is a true and complete list, by reference to the aggregate face amounts of letters of credit issued by the Persons listed thereon that are also Lenders (but which are not designated as Issuing Banks pursuant to clause (a) or the last sentence of the definition of Issuing Bank) of letters of credit issued by such Persons under the Existing Credit Agreement that are outstanding as of the dates set forth in such Schedule.

                  5.21 Purpose of Loans; Use of Proceeds. The proceeds of the Initial Term Loans shall be used to purchase the Senior Notes pursuant to the Senior Notes Tender Offer, to pay related fees and expenses, to refinance loans outstanding under the Existing Credit Agreement, to finance capital expenditures and for other general corporate purposes of the Borrower and its Subsidiaries. The proceeds of the Refinancing Term Loans shall be used to refinance the Initial Term Loans. The proceeds of the Revolving Loans and Swing Line Loans shall be used to refinance loans outstanding under the Existing Credit Agreement, to finance capital expenditures and for other general corporate purposes of the Borrower and its Subsidiaries.

                  5.22 Accuracy of Information. All statements and other information (other than statements and information constituting projections) contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower, including all such statements and other information contained in the Confidential Information Memorandum dated August 1997 (as supplemented through the date hereof, the "Information Memorandum"), are, when taken as a whole, correct in all material respects and do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. All statements and other information constituting projections which are contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower, including the Information Memorandum, were prepared based on good faith estimates and assumptions of the Borrower believed to be reasonable at the time such projections were prepared.

                   5.23 Depositary Accounts. Schedule 5.23 sets forth a true and complete list of all bank accounts maintained by the Borrower and its Restricted Subsidiaries as of the date hereof.

                  5.24 Senior Indebtedness. All Secured Obligations owing by the Borrower under the Loan Documents constitute "Senior Indebtedness" under and as defined in the Subordinated Debt Indenture and under any Indenture with respect to Subordinated Debt the proceeds of which are used to refinance the Subordinated Debentures. No Indebtedness (other than the Secured Obligations owing by the Borrower under the Loan Documents) has been designated as "Designated Senior Debt" under the Subordinated Debt Indenture.


                             SECTION 6. CONDITIONS

                  6.1 Conditions to Effectiveness. This Agreement shall become effective upon the satisfaction or waiver of the following conditions (except that subsection 11.21(b) shall become effective upon satisfaction of the condition set forth in subsection 6.1(q)):

                    (a) Execution of Loan Documents and Addenda. The
               Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Administrative Agent and each Lender, (ii) an executed Addendum (or a copy thereof by facsimile transmission) from each Person listed on Schedule 1.1(a), provided, that, notwithstanding the foregoing, in the event that an Addendum has not been duly executed and delivered by each Person listed on Schedule 1.1(a) on the date (which shall be no earlier than the date hereof) on which this Agreement shall have been executed and delivered by each of the Borrower and the Administrative Agent, the condition set forth in this subsection 6.1(a)(ii) shall, subject to satisfaction of the other conditions precedent set forth in this subsection 6.1, nevertheless be satisfied on such date with respect to those Persons which have executed and delivered an Addendum on or before such date if on such date the Borrower and the Administrative Agent shall have designated one or more banks, financial institutions or other entities ("Designated Lenders") to assume, in the aggregate, all of the Commitments which would have been held by the Persons listed on Schedule 1.1(a) (the "Non-Executing Persons") which have not so executed an Addendum (subject to each such Designated Lender's prior written consent in its sole discretion and its execution of an Addendum) (Schedule 1.1(a) shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder), (iii) each of the Security Documents, each executed and delivered by a duly authorized officer of each Loan Party that is a party thereto, with a copy for each Lender, and
               (iv) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each Subsidiary Guarantor that is a party thereto, with a copy for each Lender.

                    (b) Senior Notes Tender Offer. The Agents shall have
               received evidence in form and substance satisfactory to them that the amendments to the Senior Notes Indenture described in the Offer to Purchase shall have been or shall concurrently become effective.

                    (c) Related Agreements. The Agents shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Offer to Purchase and the Supplemental Indenture referred to therein and such other documents or instruments delivered in connection therewith as may be reasonably requested by the Agents.

                    (d) Closing Certificate. The Agents shall have received,
               with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                    (e) Corporate Proceedings of the Borrower. The Agents shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agents, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the Extensions of Credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                    (f) Borrower Incumbency Certificate. The Agents shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document reasonably satisfactory in form and substance to the Agents, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                    (g) Corporate Proceedings of Subsidiaries. The Agents shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agents, of the Board of Directors or sole shareholder of each Restricted Subsidiary which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                    (h) Subsidiary Incumbency Certificates. The Agents shall
               have received, with a copy for each Lender, a certificate of each Restricted Subsidiary of the Borrower which is a party to a Loan Document, dated the Effective Date, as to the incumbency and signature of the officers of such Subsidiary acknowledging and consenting to the execution and delivery of this Agreement by the Borrower, reasonably satisfactory in form and substance to the Agents, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Subsidiary.

                    (i) Fees. The Administrative Agent, the Documentation Agent
               and each Lender shall have received or concurrently receive the fees to be paid to them by the Borrower on or prior to the Effective Date and the Agents shall have been reimbursed for all expenses for which invoices have been presented at least two Business Days prior to the Effective Date.

                    (j) Legal Opinions. The Agents shall have received, with a copy for each Lender, the following executed legal opinions:

                                 (i) the executed legal opinion of Skadden,
                  Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit H-1;

                                (ii) the executed legal opinion of C. Steven
                  Moore, managing attorney of the Borrower, substantially in the form of Exhibit H-2;

                               (iii) the executed legal opinion of Bass, Berry &
                  Sims PLC, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit H-3;

                                (iv) the executed legal opinion of Simpson
                  Thacher & Bartlett, counsel to the Agents and the Lenders, substantially in the form of Exhibit H-4;

                                 (v) the executed legal opinion of counsel in
                  each of the jurisdictions listed on Schedule 6.1(j), which opinions shall be substantially to the effect set forth in Exhibit H-5 (with such modifications thereto as are reasonably acceptable to the Administrative Agent) and otherwise be reasonably satisfactory in form and substance to the Administrative Agent (it being understood that certain matters of New York, Illinois and Tennessee law required to be covered pursuant to this clause (v) may be covered by one or more of the opinions delivered pursuant to clause (i) or (iii) above); and

                                (vi) such other legal opinions as the
                  Administrative Agent may reasonably require.

                    (k) UCC Filings. The Agents shall have received evidence in form and substance reasonably satisfactory to them that all the filings described in Schedule 6.1(k) shall have been completed (or arrangements, reasonably satisfactory to the Agents, for the completion thereof shall have been made).

                    (l) Mortgages. The Administrative Agent shall have received
               Mortgages each executed and delivered by a duly authorized officer of the party thereto, with respect to each parcel of Material Real Property listed in Part I of Schedule 5.19 other than with respect to a parcel of Material Real Property not subject to an Original Mortgage to the extent the Administrative Agent so agrees (any such parcel of Material Real Property to become subject to a Mortgage as soon after the Effective Date as the Administrative Agent shall reasonably require) (it being understood and agreed that certain Mortgages executed in connection with the Existing Credit Agreement are being amended in connection with this Agreement (such amendments to be in form and substance reasonably satisfactory to the Agents) and that all Mortgages delivered pursuant to the Existing Credit Agreement, as amended, shall satisfy the requirements of this Agreement with respect to the parcels of Material Real Property subject thereto).

                    (m) Lien Searches. The Agents shall have received the
               results of a recent search in the jurisdictions listed on
               Schedule 6.1(m) of the Uniform Commercial Code, judgment and tax lien filings (as indicated on such Schedule) which may have been filed with respect to personal property of the Borrower and the Subsidiary Guarantors, and the results of such search shall be reasonably satisfactory to the Agents.

                    (n) Borrowing Base Certificate. The Agents shall have
               received a Borrowing Base Certificate, executed and delivered by a duly authorized officer of the Borrower.

                    (o) Flood Insurance. To the extent required by applicable
               law, the Administrative Agent shall have received (i) evidence of a policy of flood insurance which (A) covers any parcel of Material Real Property subject to a first priority Mortgage located in an area identified as an area having special flood hazards by the Secretary of Housing and Urban Development or other applicable agency, and (B) otherwise complies with such applicable law and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors.

                    (p) Repayment of Loans under Existing Credit Agreement;
               Exiting Banks. The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all Revolving Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall have been or shall concurrently be repaid in full, together with any accrued interest thereon and any accrued fees payable under the Existing Credit Agreement to but excluding the Effective Date, and (ii) the Banks (as defined in the Existing Credit Agreement) which will not execute and deliver an Addendum (and will not have a Revolving Credit Commitment or a Term Loan Commitment hereunder) with respect to this Agreement ("Exiting Banks") shall have been or shall concurrently be relieved of all obligations in respect of their Commitments (as defined in the Existing Credit Agreement).

                    (q) Required Banks under Existing Credit Agreement. The
               Administrative Agent shall have written consents from Banks (as defined in the Existing Credit Agreement) which constitute Required Banks (as such terms are defined in the Existing Credit Agreement) under the Existing Credit Agreement to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (it being agreed that the delivery of an Addendum to this Agreement shall constitute such written consent).

                    (r) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

                    (a) Representations and Warranties. Each of the
               representations and warranties made by the Loan Parties (i) in or pursuant to subsections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9,
               5.10, 5.11, 5.12, 5.14, 5.15, 5.16, 5.17 and 5.24 hereof
               (excluding those set forth on Schedule 1.1(b) and excluding, at any time after the occurrence of a Collateral Release Event, the representations and warranties contained in subsection 5.15) shall be true and correct in all material respects on and as of such date as if made on and as of such date, (ii) in or pursuant to subsections 5.1, 5.13, 5.18, 5.19, 5.20, 5.22, and 5.23 shall be true and correct in all material respects as of the date specified therein (excluding, at any time after the occurrence of a Collateral Release Event the representations and warranties in subsections 5.18 and 5.19) and (iii) in or pursuant to the other Loan Documents (so long as such Loan Documents remain in effect) shall be true and correct in all material respects and as of such date as if made on and as of such date, except to the extent such representations and warranties related to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                    (b) No Default. No Default or Event of Default shall have
               occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

                    (c) Borrowing Base. After giving effect to the Extensions of
               Credit requested to be made on any such date prior to the occurrence of a Collateral Release Event and the use of proceeds thereof, the Aggregate Outstanding Extensions of Credit at such time shall not exceed the Borrowing Base at such time.

Each Extension of Credit to the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that, except to the extent waived in accordance with this Agreement, the conditions contained in this subsection have been satisfied.


                        SECTION 7. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

                  7.1 Financial Statements. Furnish to the Administrative Agent with a copy for each Lender:

                    (a) as soon as available, but in any event within 90 days
               after the end of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, reported on without a qualification as to the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing, together with a copy of the Borrower's Form 10-K filed with the SEC for such Fiscal Year;

                    (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year as set forth in the Borrower's Form 10-Q filed with the SEC for such quarterly period, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                    (c) as soon as available, but in any event not later than 30 days after the end of each fiscal month (other than a fiscal month which is also the end of a quarterly period), an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in summary form as at the end of such fiscal month and the related unaudited consolidated statement of income of the Borrower and its Consolidated Subsidiaries in summary form for such fiscal month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                    (d) as soon as available, but in any event not later than 40 days after the commencement of each Fiscal Year, an annual review of the results of operations for the preceding Fiscal Year setting forth a comparison to the projections of the operating budget and cash flow budget for such preceding Fiscal Year delivered to the Lenders and containing a discussion in reasonable detail of any material differences therein.

All such financial statements referred to in paragraphs (a) and (b) above shall be complete and correct in all material respects (subject to, in the case of the financial statements referred to in paragraph (b) above, normal year-end adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). The financial statements referred to in paragraph (c) above shall be prepared in summary form and otherwise in a manner consistent with the Borrower's current internal reporting practices.

                  7.2 Certificates: Other Information. Furnish to the Administrative Agent with a copy for each Lender:

                    (a) concurrently with the delivery of the financial
               statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under subsection 8.1, except as specified in such certificate;

                    (b) concurrently with the delivery of the financial
               statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default with respect to the period covered by such financial statements except as specified in such certificate and
               (ii) setting forth, in reasonable detail, a calculation of the financial covenants set forth in subsection 8.1 for the period corresponding to such financial statements;

                    (c) unless a Collateral Release Event shall have occurred, on or prior to the 20th day (or if such day is not a Business Day, the next succeeding Business Day) following the end of each fiscal month, an officer's certificate substantially in the form of Exhibit I (a "Borrowing Base Certificate"), certified by a Responsible Officer as true and correct, provided that (i) the Borrower may, at its option, deliver additional Borrowing Base Certificates at any time during any fiscal month (but in no event more frequently than weekly) and (ii) the Administrative Agent may require the Borrower to deliver additional Borrowing Base Certificates at any time (but in no such event more frequently than weekly) during the months of November, December or January or during the continuation of a Cash Dominion Trigger Event by written notice to such effect delivered on or prior to the Thursday of the relevant week (with such Borrowing Base Certificate to be as of the following Sunday and delivered on or prior to Wednesday of the following week, except if the Borrower is conducting its annual physical inventory, in which event such Borrowing Base Certificate shall be delivered as soon as practicable);

                    (d) concurrently with the delivery of the financial
               statements referred to in subsections 7.1(a) and (b), unless a Collateral Release Event shall have occurred, a certificate of a Responsible Officer setting forth a list of all stores and distribution centers owned or leased and classified as owned by the Borrower or any of its Restricted Subsidiaries for which a certificate of occupancy or a temporary certificate of occupancy has been issued during the period covered by such financial statements;

                    (e) not later than (i) 90 days after the beginning of each
               Fiscal Year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such Fiscal Year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of assumptions believed to have been reasonable when made and (ii) 45 days after the first day of the third fiscal quarter of such fiscal year, a certificate of a Responsible Officer updating such projections and budgets for any significant changes since the delivery thereof;

                    (f) promptly after the same are sent, copies of all
               financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all reports on Form 8-K which the Borrower may make to, or file with, the SEC; and

                    (g) promptly, such additional financial and other
               information as the Administrative Agent (on behalf of itself or any Lender) may from time to time reasonably request.

                  7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except where the failure to so pay, discharge or otherwise satisfy such obligation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.4 Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law. Preserve, renew and keep in full force and effect its corporate existence and take all w reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.4 and except where the failure to maintain such rights, privileges and franchises could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  7.5 Maintenance of Property; Insurance. Keep its property necessary in its business in good working order and condition, ordinary wear and tear excepted, if the failure to do so could reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by similar companies of comparable size engaged in the same or a similar business and owning or operating similar properties in localities where the Borrower and its Restricted Subsidiaries operate and furnish upon the written request of the Administrative Agent information as to the insurance carried.

                  7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all

Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon reasonable prior written notice, permit representatives of the Administrative Agent or the Majority Lenders to visit and inspect any of its properties and examine and make abstracts from the books of account of the Borrower and its Restricted Subsidiaries at any reasonable time and as often as may reasonably be desired and, during normal business hours, to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and in the presence of a Responsible Officer with its independent certified public accountants.

                  7.7 Notices. Promptly upon a Responsible Officer becoming aware thereof, give notice to the Administrative Agent (which shall promptly give notice thereof to each Lender) of:

                    (a) the occurrence of any Default or Event of Default;

                    (b) any (i) default or event of default under any
               Contractual Obligation of the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                    (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $20,000,000 or more to the extent not covered by insurance or in which injunctive or similar relief is sought which, in any such case, could reasonably be expected to have a Material Adverse Effect;

                    (d) the following events, as soon as administratively
               practicable and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan which, in any case, could reasonably be expected to have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan which, in any case, could reasonably be expected to have a Material Adverse Effect; and

                    (e) if the Borrower or any of the Subsidiary Guarantors
               cease to perform cycle counts in accordance with historical practices.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  7.8 Environmental Laws. (a) Comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except in any such case to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  7.9 Further Assurances. Upon the request of the Administrative Agent at any time prior to the occurrence of a Collateral Release Event, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or, in the reasonable opinion of the Administrative Agent, advisable to maintain in favor of the Administrative Agent Liens on the Collateral that are duly perfected (to the extent that the same are contemplated to be so perfected under the terms of the Loan Documents) in accordance with all applicable Requirements of Law.

                  7.10 Mortgages; Etc. Unless a Collateral Release Event shall have occurred:

                  (a) With respect to any parcel of Material Real Property acquired after the Effective Date or any parcel of property that initially qualifies as a parcel of Material Real Property after the Effective Date (other than any parcel of Excluded Property), within 90 days thereafter (or, if the Borrower intends to incur secured Indebtedness permitted under subsection 8.3(g), within 180 days thereafter), execute and deliver to the Collateral Agent a Mortgage with respect to such parcel of Material Real Property unless a Lien is granted in favor of third parties on such parcel of Material Real Property pursuant to subsection 8.3(g), (i), (j), (k), (q) or (r) or such parcel of Material Real Property has been sold.

                  (b) With respect to each parcel of real property described on
Schedule 7.10(b) ("Excluded Properties") that is not disposed of pursuant to the 1997 Restructuring Program on or prior to December 31, 1998, execute and deliver to the Collateral Agent a Mortgage with respect to such parcel of Excluded Property unless a Lien is granted in favor of one or more third parties on such parcel of Excluded Property pursuant to subsection 8.3 (f), (g), (i), (j), (k),
(q) or (r) or the consent of any lessor of such parcel of Excluded Property that is subject to a ground lease is required and not obtained.

                  7.11 Additional Collateral. Unless a Collateral Release Event shall have occurred:

                  (a) With respect to any assets acquired after the Effective Date by the Borrower or any Subsidiary Guarantor that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in subsection 7.10 or paragraph (b), (c) or (d) of this subsection), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Collateral Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent a Lien on such assets, (ii) take all actions reasonably deemed necessary or advisable by the Collateral Agent to cause such Lien to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Collateral Agent (it being agreed that no action shall be required pursuant to this clause (ii) to perfect a Lien (1) in assets that would not constitute UCC Filing Collateral or (2) in assets constituting UCC Filing Collateral if such perfection relates to assets constituting UCC Filing

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Collateral with an aggregate book value of less than $1,000,000), and (iii) with respect to assets constituting UCC Filing Collateral with a book value in excess of $1,000,000 that are perfected under the laws of any jurisdiction, if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (b) With respect to any Person that, subsequent to the Effective Date, becomes a Domestic Subsidiary (other than a Credit Card Subsidiary) promptly: (i) execute and deliver to the Collateral Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Collateral Agent a Lien on the Capital Stock of such Domestic Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the pledgor thereof, (iii) cause such new Domestic Subsidiary (A) to become a party to the Subsidiaries Guarantee and the Subsidiaries Security Agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Collateral Agent, and (B) to take all actions reasonably deemed necessary or advisable by the Collateral Agent to cause the Lien created by the Subsidiaries Security Agreement to be duly perfected (to the extent contemplated therein and in the other Loan Documents) in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Collateral Agent (it being agreed that no action shall be required pursuant to this clause
(iii) to perfect a Lien in assets that would not constitute UCC Filing Collateral or in assets constituting UCC Filing Collateral if such perfection relates to assets constituting UCC Filing Collateral with an aggregate book value of less than $1,000,000) and (iv) with respect to assets of any such Domestic Subsidiary with a book value in excess of $1,000,000 that are perfected under the laws of any jurisdiction, if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                  (c) With respect to any Person that, subsequent to the Effective Date, becomes a Foreign Subsidiary with a net worth in excess of $1,000,000, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Collateral Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged) and (ii) deliver to the Collateral Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock.

                  (d) If the Borrower or any Subsidiary Guarantor shall acquire any Investment Securities (other than Investment Securities of any issuer aggregating less than $1,000,000) prior to the occurrence of a Collateral Release Event, such Loan Party shall deliver certificates representing such Investment Securities to the Administrative Agent or its agent or custodian (or otherwise "transfer" such Investment Security (within the meaning of the applicable Uniform Commercial Code) to the Collateral Agent or its agent or custodian (or take such other action as shall be required to perfect the






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security interest of the Collateral in accordance with the applicable Uniform
Commercial Code)), together with, when necessary or appropriate, undated powers as provided in Section 2(b) of the Pledge Agreement, to be held by the Collateral Agent (or its agent or custodian) as Pledged Securities, subject to the terms of the Pledge Agreement, as collateral security for the Secured Obligations.

                  7.12 Depositary Account and Payment System. On or prior to the ninetieth day following the Effective Date (or such later date as may from time to time be consented to by the Collateral Agent), establish a depository accounts and payments system reasonably satisfactory to the Collateral Agent, all as more fully described in the Master Collateral Agreement.


                         SECTION 8. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except in the case of subsection 8.1) shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  8.1 Financial Condition Covenants

                  (a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.25 to 1.00.

                  (b) Leverage Ratio. Permit at any time the Leverage Ratio to exceed 0.75 to 1.00.

                  8.2 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) the Subsidiaries Guarantee and any Guarantee Obligations arising under any of the other Loan Documents;

                  (b) Guarantee Obligations in existence on the Effective Date and (i) set forth on Schedule 8.2(b) or (ii) otherwise not exceeding $10,000,000 in the aggregate;

                  (c) Guarantee Obligations of the Borrower or any Restricted Subsidiary of obligations (other than the Subordinated Debentures) of any Restricted Subsidiary or the Borrower which obligations are otherwise permitted under this Agreement, provided that, if any such Guarantee Obligations shall guarantee any Subordinated Debt, such Guarantee Obligations shall be subordinated to the Subsidiaries Guarantee on terms and conditions no less favorable to the Agents and the Lenders in any material respect than those contained in Schedule 1.1(c);

                  (d) Guarantee Obligations entered into in connection with surety, appeal, payment and performance bonds (and other obligations of a like nature) incurred in the ordinary course of business;

                  (e) subject to subsection 8.8(e), Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations incurred in the ordinary course of business of Subsidiaries that are not Subsidiary Guarantors (including, without limitation, obligations in respect of indemnifications on behalf of Credit Card Subsidiaries as contemplated by the proviso to the definition of Credit Card Subsidiaries, to the extent such obligations constitute Guarantee Obligations);

               (f) Guarantee Obligations in respect of obligations of vendors to the Borrower and its Restricted Subsidiaries created in the ordinary course of business;

               (g) Guarantee Obligations of the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of Securitization Entities incurred in connection with Securitization Transactions;

               (h) Guarantee Obligations in respect of (i) the Permitted Trade L/C Facility and (ii) other obligations in respect of letters of credit, provided that the aggregate outstanding amount of all such Guarantee Obligations (not otherwise permitted pursuant to this subsection 8.2) shall at no time exceed $175,000,000; and

               (i) Guarantee Obligations of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business in respect of obligations (other than Indebtedness) of others and other Guarantee Obligations (in each case not otherwise permitted pursuant to this subsection 8.2) incurred after the Effective Date, provided that the aggregate amount of all such Guarantee Obligations for the Borrower and its Restricted Subsidiaries shall not exceed $25,000,000 at any one time outstanding.

                  8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

               (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

               (b) carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like Liens (including statutory Liens and other Liens arising by operation of law) arising in the ordinary course of business securing amounts which do not in the aggregate impair the use thereof in the operation of the business of the Borrower and its Restricted Subsidiaries, which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (c) (i) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements and (ii) Liens granted to banks in the ordinary course of business in connection with deposit, disbursement or concentration accounts (other than in connection with borrowed money) maintained with such banks on funds and other items in such accounts;

               (d) Liens granted and deposits made in connection with the performance of bids, trade arrangements and real estate related contracts entered into in the ordinary course of business (in each case, other than for borrowed money), utilities, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, restrictions, subdivisions, parcelizations and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;

               (f) Liens in existence on the date hereof (or arising at any time during the period from the date hereof through the Effective Date) and
          (i) listed on Schedule 8.3(f) securing Indebtedness or other obligations described on such Schedule or (ii) otherwise securing Indebtedness or other obligations not exceeding $10,000,000 in the aggregate;

               (g) Liens securing Indebtedness or other obligations of the Borrower and its Restricted Subsidiaries incurred after the Effective Date to finance the acquisition, construction or completion of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), including, without limitation, improvements, provided that
          (i) such Liens are created within 180 days after such acquisition, construction or completion and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness or other obligations and the proceeds thereof;

               (h) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary and other obligations incurred in the ordinary course of business;

               (i) Liens on the property or assets of a corporation which becomes a Restricted Subsidiary after the Effective Date and Liens existing on assets acquired by the Borrower or a Restricted Subsidiary after the Effective Date, in either case securing Indebtedness or other obligations, provided that (i) such Liens existed at the time such corporation became a Restricted Subsidiary or such asset was acquired and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Restricted Subsidiary or such asset is acquired, and (iii) the amount of Indebtedness or other obligations secured thereby is not increased;

               (j) Liens securing Indebtedness or other obligations which refunds, refinances extends or otherwise restructures any other Indebtedness or other obligations to the extent such refunded or refinanced Indebtedness or other obligation was originally permitted to be secured pursuant to this subsection, provided that the principal amount of such Indebtedness is not increased (other than by an amount equal to any costs and expenses incurred in connection with such refunding or refinancing) and that no such Lien is spread to cover additional property;

               (k) Liens (not otherwise permitted hereunder) which secure Indebtedness or other obligations not exceeding (as to the Borrower and all its Restricted Subsidiaries) $25,000,000 in aggregate principal or face amount at any time outstanding, provided that (i) no such Liens shall cover any current assets (including Accounts or Inventory) of the Borrower or any Restricted Subsidiary, the Capital Stock of any Subsidiary (including, without limitation, any Securitization Entity or Credit Card Subsidiary) or any Indebtedness of the Borrower or any Subsidiary and (ii) if any such Lien is granted after the Effective Date to secure Indebtedness incurred prior to the Effective Date and covers a parcel of Material Real Property then, for the purposes of subsection 4.1(c), such Indebtedness shall be deemed to be Indebtedness secured by a Lien on a parcel of Designated Material Real Property incurred as of the date such Lien is created;

               (l) Liens created pursuant to the Security Documents;

               (m) Liens created in favor of any Person who delivers goods under a consignment to the Borrower or a Restricted Subsidiary, provided that the Borrower or such Restricted Subsidiary treats and designates on its books and records such goods as "goods on consignment" for all purposes and such goods are not included as Inventory of the Borrower or such Restricted Subsidiary, as the case may be, on the books of the Borrower or such Restricted Subsidiary, as the case may be;

               (n) Liens granted to secure the Borrower's or any Restricted Subsidiary's obligations under any Floor Planning Facility, provided that such Liens are limited to the goods financed pursuant to such Floor Planning Facility and the proceeds of such goods;

               (o) Liens covering Accounts, credit card receivables and related assets owned or that may be deemed owned by the Borrower and its Restricted Subsidiaries in connection with a Credit Card Program;

               (p) Liens arising from offsets, deposits or restricted assets granted by any Credit Card Subsidiary in respect of a Credit Card Program;

               (q) Liens on (i) real property (and related fixtures and leases) owned or leased by the Borrower or any Restricted Subsidiary securing Indebtedness including, Designated Material Real Property, and (ii) other assets not constituting real property securing Indebtedness to the extent such Liens on such other assets are purchase money security interests in such assets, provided that if any such Lien is granted on a parcel of Designated Material Real Property to replace (x) any then existing Lien on any parcel of real property which secures any Permanent Mortgage Financing or (y) any letter of credit issued after the Effective Date to replace a Lien on any parcel of real property which previously secured any Permanent Mortgage Financing, in each case in accordance with the terms thereof, then (1) such parcel of Designated Material Real Property shall cease to be a parcel of Designated Material Real Property for purposes of this Agreement and
          (2) the parcel of real property which is then or was previously subject to a Lien to secure any Permanent Mortgage Financing (A) must have a fair market value valued on an "alternative use" basis (as determined in good faith by the Borrower) approximately equal to the fair market value valued on an "alternative use" basis (as determined in good faith by the Borrower) of the relevant parcel of Designated Material Real Property and (B) shall be deemed to be (i) a parcel of Designated Material Real Property for all purposes of this Agreement and (ii) a parcel of Material Real Property acquired after the Effective Date for purposes of subsection 7.10 of this Agreement unless such parcel of real property shall have been the subject of an Asset Sale or shall then be subject to a Lien to secure Indebtedness (other than the Loans), in which case such Asset Sale or Indebtedness shall be deemed to have been made or incurred, as the case may be, for purposes of subsection 4.1(c) as of the date the replacement Lien is granted on the relevant parcel of Designated Material Real Property and, provided, further that if any such Lien is granted after the Effective Date to secure Indebtedness incurred prior to the Effective Date (other than a Lien described in the immediately preceding proviso) and covers a parcel of Material Real Property, then, for purposes of subsection 4.1(c), such Indebtedness shall be deemed to be Indebtedness secured by a Lien on a parcel of Designated Material Real Property incurred as of the date such Lien is created;

               (r) Liens arising under or in connection with Permitted Sale-Leasebacks;

               (s) Liens (including possessory Liens) on cash (and corresponding Liens on cash collateral accounts and all investments of amounts on deposit therein), commercial documents relating to goods financed under the relevant facility or trade letters of credit, such goods and the proceeds thereof, in each case securing the Permitted Trade L/C Facility and other obligations in respect of trade letters of credit, provided that no such Lien may extend to or cover such commercial documents, goods or related proceeds after such goods are delivered to a warehouse, distribution center or store owned or leased by the Borrower or a Restricted Subsidiary (it being understood that the Collateral Agent may (and, to the extent the same is reasonably satisfactory to it, shall) enter into one or more intercreditor agreements with respect to the Permitted Trade L/C Facility or other letters of credit with respect to the foregoing); and

               (t) Liens arising out of the deposit arrangement described on
          Schedule 5.4;

provided that, notwithstanding the foregoing, no Lien created, incurred, assumed or suffered to exist pursuant to this subsection 8.3 (other than Permitted Inventory Liens and Liens permitted under subsections 8.3(h), 8.3(m), 8.3(n) and 8.3(s)) shall be a Lien on Inventory of the Borrower or any of its Restricted Subsidiaries.

                  8.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

               (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that a Subsidiary Guarantor or wholly owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation and provided, further, that if one of the parties to such transaction (i) is a Subsidiary Guarantor then the continuing or surviving corporation shall be a Subsidiary Guarantor or (ii) is not a Restricted Subsidiary, no Default shall result therefrom);

               (b) any Restricted Subsidiary may convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or any wholly owned Restricted Subsidiary of the Borrower (provided that if such selling Restricted Subsidiary is a Subsidiary Guarantor then the acquiring Restricted Subsidiary shall be a Subsidiary Guarantor); and

               (c) any Restricted Subsidiary may be merged or consolidated with or into, or convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets to, any Person to the extent that the sale or other disposition of the assets of such Restricted Subsidiary would be permitted under subsection 8.5.

                  8.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and




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                                       81



leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person (other than the Borrower or any Subsidiary Guarantor or, if such Restricted Subsidiary is not (x) a wholly-owned Restricted Subsidiary, pro-rata to the owners of the equity securities of such Restricted Subsidiary or (y) a Subsidiary Guarantor, to any Restricted Subsidiary), except:

               (a) the sale or other disposition of uneconomical, obsolete, surplus or worn out assets in the ordinary course of business, including, without limitation, in connection with store closures and real estate development or divestiture activities;

               (b) the sale or other disposition of inventory, materials and equipment in the ordinary course of business (including sales of inventory, materials and equipment in connection with closed stores and sales of discontinued inventory) and transfers of assets among the Borrower and the Subsidiary Guarantors pursuant to reasonable business requirements;

               (c) (i) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sales or other dispositions of Cash Equivalents in the ordinary course of business;

               (d) as permitted by subsection 8.4(b);

               (e) Asset Sales of any assets (other than, directly or indirectly, Inventory) in connection with Permitted Sale-Leasebacks or Securitization Transactions, provided that (i) in the case of an Asset Sale in connection with a Permitted Sale-Leaseback (other than an Asset sale in connection with a Securitization Transaction), the proceeds of any such Permitted Sale-Leaseback shall be entirely in cash and shall be not less than 100% of the fair market value of the assets being sold (as determined by the Borrower in good faith) and
          (ii) in the case of an Asset Sale in connection with a Securitization Transaction (which may be in the form of a capital contribution to the relevant Securitization Entity), the purchase price (including the Capital Stock of any Securitization Entity owned by the Borrower or any Restricted Subsidiary) with respect to the assets sold or disposed shall be not less than the fair market value of such assets (as determined by the Borrower in good faith);

               (f) the sale or other disposition of any property (other than, directly or indirectly, Inventory and other than any sale or other disposition which is otherwise permitted under this subsection 8.5), provided that at the time of and after giving effect to such sale or disposition, the aggregate fair market value of all assets so sold or disposed of in any Fiscal Year pursuant to this paragraph (f) shall not exceed an amount equal to $75,000,000;

               (g) subject to the other terms and provisions hereof, leases or subleases (or assignments of leases) or licenses or sublicenses (or assignments of licenses or sublicenses) of any assets in the ordinary course of business;

               (h) sales and other dispositions of (i) Excluded Properties, (ii) other assets pursuant to the 1997 Restructuring Program and (iii) assets received in exchange for any and all of the foregoing;

               (i) sales and other dispositions of assets in connection with Investments permitted under subsection 8.8;

               (j) sales or other dispositions of Accounts, credit card receivables and related assets in connection with a Credit Card Program; and

               (k) issuances, sales and other dispositions of Capital Stock by any Credit Card Subsidiary to any Person so long as after giving effect thereto, such Credit Card Subsidiary remains a Subsidiary.

                  8.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock or Qualified Stock of the Borrower or options or warrants with respect thereto) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock (including Qualified Stock) of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

               (a) the Borrower may (i) purchase or exchange then-existing employee stock options for consideration consisting solely of (subject to subsection 8.15) Capital Stock of the Borrower and (ii) may purchase Capital Stock (including, without limitation, options to acquire the same) from directors, officers and employees of the Borrower and its Restricted Subsidiaries in connection with stock option plans and employment and severance arrangements so long as, in the case of this clause (ii) only, either (A) no Default or Event of Default shall have then occurred and be continuing or would result therefrom or (B) such purchases are made in the ordinary course of business consistent with past practice; and

               (b) so long as after giving effect thereto (or the declaration thereof, in the case of dividends) no Default or Event of Default shall have occurred and be continuing, the Borrower may make Restricted Payments with respect to its Capital Stock at any time on or after June 30, 1999, provided that no Restricted Payment may be made pursuant to this paragraph (b) if, after giving effect thereto (or the declaration thereof, in the case of dividends), the aggregate amount of all Restricted Payments made pursuant to this paragraph (b), together with the aggregate outstanding amount (without duplication) of all Acquisitions and other Investments made pursuant to subsection 8.8(m) in excess of $80,000,000 in the aggregate or all Investments (other than Acquisitions) made pursuant to subsection 8.8(m) in excess of $30,000,000 in the aggregate, would exceed 25% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from September 30, 1997 through the last day of the most recent fiscal quarter ended prior to the date such Restricted Payment is made.

                  8.7 Limitations on Capital Expenditures. Make (by way of the acquisition of securities of a Person or otherwise, in each case, other than any expenditure constituting an Investment permitted under subsection 8.8) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures not exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries during any Fiscal Year of the Borrower, $125,000,000, provided that
(a) up to 100% of any amount permitted to be expended in any Fiscal Year (without giving effect to this clause (a)) if not so expended in the Fiscal Year for which it is permitted above, may be carried over for expenditure in the next following Fiscal Year and (b) the


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                                       83


amount for the 2002 Fiscal Year shall be prorated for the period from the beginning of such Fiscal Year to the Revolving Credit Termination Date.

                  8.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of any Person or consummate any Acquisition (an "Investment"), except for:

                    (a) extensions of trade credit and prepaid expenses made in the ordinary course of business;

                    (b) Investments in Cash Equivalents;

                    (c) (i) loans to officers of the Borrower or any Subsidiary,
               (ii) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business, and (iii) loans by the Borrower to its employees (other than to officers of the Borrower or any Subsidiary) in connection with management incentive plans, provided that the aggregate outstanding principal amount of all such loans and advances shall not exceed $5,000,000 at any time;

                    (d) Investments by the Borrower in Subsidiary Guarantors and
               Investments by Restricted Subsidiaries in the Borrower and in Subsidiary Guarantors;

                    (e) Investments not otherwise permitted hereunder by the
               Borrower and Restricted Subsidiaries in Subsidiaries that are not Subsidiary Guarantors, provided that, after giving effect to such Investments, the aggregate then outstanding amount of all such Investments (including Investments in such Subsidiaries in the nature of sales and transfers of assets (including, pursuant to a transaction permitted under subsection 8.4) for less than fair market value and Guarantee Obligations pursuant to subsection 8.2(e)) made subsequent to the Effective Date pursuant to this paragraph (e) shall not exceed $5,000,000, provided, further, that the conversion of any Indebtedness owed to the Borrower or any Restricted Subsidiary by any Subsidiary into equity of such Subsidiary shall not constitute an additional Investment in such Subsidiary by the Borrower or such Restricted Subsidiary for purposes of the limitation contained in the immediately preceding proviso;

                    (f) Investments in Reinvestment Assets financed with the
               proceeds of any Reinvestment Event not required to prepay Term Loans pursuant to subsection 4.1(c) or 4.1(e);

                    (g) Investments received in connection with the creation and collection of accounts receivable in the ordinary course of business;

                    (h) Investments received as consideration in connection with any Asset Sale or other disposition of assets permitted hereunder;

                    (i) Investments not otherwise permitted hereunder in Credit
               Card Subsidiaries in an amount not to exceed $50,000,000 outstanding at any time;

                    (j) Investments by Credit Card Subsidiaries in connection
               with the Credit Card Program;

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                    (k) loans and advances to suppliers in the ordinary course of business consistent with past practice;

                    (l) purchases of Accounts, credit card receivables and
               related assets by Credit Card Subsidiaries in connection with the Credit Card Program;

                    (m) Acquisitions and other Investments not otherwise
               permitted hereunder made by the Borrower or any of its Restricted Subsidiaries, provided that, after giving effect thereto, (i) the aggregate outstanding amount of all such Investments (other than Acquisitions) made at any time after the Effective Date, together with any Restricted Payments made at any time pursuant to subsection 8.6(b), shall not exceed the sum of (A) $30,000,000 and (B) in the case of any such Investment made after June 30, 1999, 25% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from September 30, 1997 through the last day of the most recent fiscal quarter ended prior to the date any such Investment is made, and (ii) the aggregate outstanding amount of all such Acquisitions (including assumed Indebtedness) and other Investments made at any time after the Effective Date, together with any Restricted Payments made at any time pursuant to subsection 8.6(b), shall not exceed the sum of (A) $80,000,000 and (B) in the case of any such Acquisition or other Investment made after June 30, 1999, 25% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from September 30, 1997 through the last day of the most recent fiscal quarter ended prior to the date any such Acquisition or other Investment is made;

                    (n) Acquisitions and other Investments to the extent made
               with common stock or Qualified Stock of the Borrower; and

                    (o) Investments resulting from the capital contribution of assets to a Securitization Entity in connection with a Securitization Transaction.

                  8.9 Limitation on Optional Payments and Modifications of Debt Instruments. (a) At any time prior to the repayment in full of the Term Loans, make any optional payment or prepayment on or optionally redeem or purchase any Indebtedness (other than the Loans, the Senior Notes and Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary) of the Borrower or any Subsidiary, (b) make any optional payment or prepayment on account of the principal of or interest on, or optionally redeem or purchase, any Subordinated Debentures, provided that the Borrower may pay interest on the Subordinated Debentures pursuant to the terms of the Subordinated Debt Indenture or (c) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness (if such amendment, modification, change, consent or agreement is entered into prior to the repayment in full of the Term Loans) or the Subordinated Debentures or the Subordinated Debt Indenture (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon); provided, that the Borrower and its Restricted Subsidiaries may prepay (i) Indebtedness (other than the Subordinated Debentures) (A) from the proceeds of new Indebtedness incurred to refinance such Indebtedness, (B) under Financing Leases for stores and other property no longer occupied or used by the Borrower or such Restricted Subsidiary in connection with the settlement, termination or assignment of such Financing Lease, (C) secured by assets in connection with any sale or other disposition of such assets permitted under subsection 8.5, (D) in an aggregate amount, in addition to payments otherwise permitted under this subsection 8.9, not to exceed $25,000,000, (E) consisting of Floor Planning Facilities, (F) incurred after the Effective Date and otherwise permitted hereunder to the extent such prepayment is financed with the proceeds of other Indebtedness (other than Loans) permitted hereunder, (G) consisting of Financing Leases so long as such Financing Leases are paid in full in connection with any such prepayment and such prepayment is made in connection with the closure or sale of a parcel of real property subject to such Financing Lease, (H) secured by a Lien on any parcel of Material Real Property so long as such Indebtedness is paid in full in connection with any such prepayment and such prepayment is financed with the proceeds of other Indebtedness (other than Loans) permitted hereunder, and (I) that is short term Indebtedness and unsecured, and (ii) the Subordinated Debentures to the extent prepaid from the proceeds of Subordinated Debt and/or (subject to subsection 8.15) Capital Stock of the Borrower.

                  8.10 Limitation on Transactions with Affiliates. Except as set forth on Schedule 8.10, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement or (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  8.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property (other than Capital Stock) which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary (such arrangement, a "Sale-Leaseback") except for Sale-Leasebacks in the ordinary course of the Borrower's or such Restricted Subsidiary's business, consistent with past practice and at market rates and subject to compliance with subsection 8.5(e), or Sale-Leasebacks in connection with Securitization Transactions ("Permitted Sale-Leasebacks"). For the avoidance of doubt, Sale-Leasebacks that result in a Financing Lease shall be treated as Indebtedness for all purposes of this Agreement.

                  8.12 Fiscal Years and Quarters. Change the last day of the Fiscal Year of the Borrower (other than to a day on or about January 31 of any calendar year) or permit any Fiscal Year to be less than a period of approximately 365 days or permit any fiscal quarter to be less than a period of approximately 90 days.

                  8.13 Limitation on Conduct of Business. Enter into any business either directly or through any Restricted Subsidiary except for businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement and businesses related or similar thereto or entered into in connection with any of the foregoing.

                  8.14 No Other Designated Senior Debt. Create any "Designated Senior Debt" other than the Indebtedness of the Borrower hereunder pursuant to the Subordinated Debt Indenture or any Indenture with respect to Subordinated Debt the proceeds of which are used to refinance the Subordinated Debentures, in each case without the prior written consent of the Majority Lenders.

                  8.15 Limitation on Issuances of Capital Stock. Issue (a) any preferred stock or (b) any class of redeemable common stock, provided, however, that the Borrower may issue Qualified Stock.

                  8.16 Foreign Holding Companies, Inactive Subsidiaries and Special Purpose Subsidiaries. Permit the aggregate book value of the assets of all Foreign Holding Companies



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                                       86


(exclusive of assets consisting of advances or loans to the Borrower or any of its Subsidiaries and Capital Stock of Foreign Subsidiaries and other Foreign Holding Companies), Inactive Subsidiaries and Special Purpose Subsidiaries (exclusive of assets consisting of licenses or permits) to exceed $15,000,000 at any time.


                          SECTION 9. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any Reimbursement Obligation within two Business Days after such Reimbursement Obligation becomes due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in subsection 7.7(a) or Section 8 or the Borrower shall fail to deliver a Borrowing Base Certificate pursuant to subsection 7.2(c) within 10 days after such Borrowing Base Certificate was due pursuant to such subsection; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Majority Lenders or (ii) the date upon which a Responsible Officer becomes aware of such default; or

          (e) The Borrower or any of its Restricted Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that (x) no Default or Event of Default shall exist under this paragraph
     (A) unless the aggregate amount of Indebtedness (other than Indebtedness in respect of Floor Planning Facilities) and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $20,000,000 or (B) unless the aggregate amount of Indebtedness in respect of Floor Planning Facilities in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $40,000,000 and (y) clause (ii) above shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of property or assets or prepayments that become due as a result of any issuance of Capital Stock or incurrence of Indebtedness (in each case to the extent such, sale, transfer, issuance or incurrence is permitted by the terms of such Indebtedness); or

          (f) (i) The Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Tax Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $20,000,000 or more, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) For any reason (other than any act on the part of the Administrative Agent or any Lender or any act or failure to act (except to the extent such act or failure to act constitutes a breach of the relevant Blocked Account Agreement or Lockbox Agreement on the part of any Depositary Bank) the Subsidiaries Guarantee or any Security Document ceases to be or is not in full force and effect (except in accordance with its terms or pursuant to subsection 11.13) in any material respect and such default shall continue unremedied for 30 days after the earlier of receipt by the Borrower of notice of such default from the Administrative Agent or actual knowledge of such default by a Responsible Officer, (ii) the Borrower or any of its Restricted Subsidiaries shall assert in writing that the Subsidiaries Guarantee or any Security Document has ceased to be or is not in full force and effect (except in accordance with its terms or pursuant to subsection 11.13) or (iii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby except to the extent contemplated hereunder and under the other Loan Documents; or

          (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 50% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors, or (ii) (A) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors and (B) the Chief Executive Officer of the Borrower shall resign or be removed during the period commencing three months prior to the date the Board of Directors shall not consist of a majority of Continuing Directors and ending six months after such date; or

          (k) the occurrence of a Mandatory Prepayment Event with respect to the Subordinated Debentures or any other Subordinated Debt;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Collateral Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Collateral Agent, for the benefit of each Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Collateral Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Collateral Agent, for the account of each Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the security interest in such cash collateral account.


                             SECTION 10. THE AGENTS

                  10.1 Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, all powers, rights and remedies provided in the Master Collateral Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the either Agent.

                  10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  10.3 Exculpatory Provisions. No Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan

Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  10.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lenders entitled to so act in accordance with the terms of this Agreement as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lenders entitled to so act in accordance with the terms of this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders entitled to so act in accordance with the terms of this Agreement; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Voting Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder. Each Agent shall have the right to deduct any amount owed to it by any Lender under this Agreement from any payment made by it to such Lender hereunder.

                  10.8 Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Borrower as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans made by it or any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent hereunder, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

                  10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 25 Business Days' notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                           SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent or Collateral Agent, as applicable, may, from time to time, (a) enter into with the applicable Loan Party or Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or revising any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender adversely affected thereby, (ii) (A) amend, modify or waive any provision of this subsection or of subsection 11.13, or amend, modify or waive the definition of Collateral Release Event, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or, except as provided in subsection 11.13 or any other provision of any other Loan Document, release or subordinate the interest of the Collateral Agent in all or substantially all of the Collateral or the Subsidiary Guarantors, in each case without the written consent of all the Lenders, or (B) reduce the percentage specified in the definition of Majority Lenders or Required Lenders without the written consent of all the Lenders, (iii) increase
(A) any percentage set forth in the definition of Borrowing Base, Available Inventory Amount or Available Accounts Receivable Amount or Available L/C Amount without the consent of all the Lenders, (B) the amount set forth in clause
(b)(ii) of the definition of Borrowing Base without the consent of the Required Lenders, or (C) the maximum aggregate amount of Commitments hereunder without the consent of the Required Lenders, (iv) amend, modify or waive any provision of Section 2 or subsection 4.1(c) without the written consent of the Majority Term Loan Lenders or reduce the percentage specified in the definition of Majority Term Loan Lenders without the consent of all the Term Loan Lenders, (v) amend, modify or waive any provision of Section 3 or of subsection 6.2 without the prior written consent of the Majority Revolving Credit Lenders or reduce the percentage specified in the definition of Majority Revolving Credit Lenders without the consent of all the Revolving Credit Lenders, (vi) amend, modify or waive any provision of subsection 4.7(c) of this Agreement or of Section 3.5(a) or 3.5(b) of the Master Collateral Agreement without the written consent of the Majority Term Loan Lenders and the Majority Revolving Credit Lenders, (vii) amend, modify or waive any provision of subsections 3.6 through 3.13 without the consent of each Issuing Bank adversely affected in any material respect thereby,
(viii) amend, modify or waive any provision of subsections 3.14, 3.15 or 3.16 without the consent of each Swing Line Lender, and (ix) amend, modify or waive any provision of Section 10 without the written consent of each Agent adversely affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. If, in connection with any proposed amendment, supplement, modification, consent or waiver of any provisions of this Agreement or any other Loan Documents as contemplated by this subsection 11.1, the consent of Lenders whose Voting Percentages aggregate at least 90% is obtained but the consent of one or more of the other Lenders is not obtained, then the Borrower may replace each such non-consenting Lender or Lenders with one or more replacement Lenders pursuant to subsection 11.7 so long as at the time of such replacement, each replacement Lender consents to the proposed amendment, supplement, modification, consent or waiver, provided, that the Borrower shall not have the right to replace any Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent of such Lender) pursuant to clauses (i), (ii) or (iii) of the first proviso of this subsection 11.1.

                  11.2 Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (a) in the case of delivery by hand (including by overnight courier), when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 11.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:              Service Merchandise Company, Inc.
                                    7100 Service Merchandise Drive
                                    Brentwood, TN  37027
                                    Attention:  Treasurer
                                    Fax: (615) 660-3667
                                    Telephone: (615) 660-3477


         The Administrative
           Agent:                   The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York  10017
                                    Attention:  William Rindfuss
                                    Fax:  (212) 270-1474
                                    Telephone:  (212) 270-4565

         With a copy to:            Chase Agent Bank Services
                                    1 Chase Manhattan Plaza, 8th Floor
                                    New York, New York  10081
                                    Attention:  Joseph Brusco
                                    Fax:  (212) 552-7500
                                    Telephone:  (212) 552-7319

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 3.4, 3.6, 3.15, 4.1, 4.2 or 4.7 shall not be effective until received. Whenever the Administrative Agent sends a notice by mail, the Administrative Agent will use reasonable efforts to also send such notice by one of the other means of notice permitted hereunder, provided that the failure to do so shall not affect in any way the validity of any delivery by mail pursuant to this subsection or otherwise result in any liability to the Administrative Agent or the Lenders.

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  11.5 Payment of Expenses and Taxes; Indemnity. The Borrower agrees (a) to pay or reimburse each Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel for all of the Agents together,
(b) (i) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, and (ii) to pay or reimburse each Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents following the occurrence and during the continuation of a Default or an Event of Default, including, without limitation, the fees and disbursements of counsel to each Lender, (c) to pay, indemnify, and hold each Lender and Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise (other than excise taxes imposed in lieu of net income taxes) and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements (including, without limitation, the reasonable fees and expenses of the same counsel for all of the Lenders or Agents (absent a conflict of interest or inability to join the relevant actions or proceedings, in which additional counsel may be retained by the relevant Agents and Lenders)) of any kind or nature whatsoever with respect to any claim, litigation, investigation or proceeding relating to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents and any such other documents or any use of any of the Extensions of Credit, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to any Agent or any Lender (or their respective directors, officers, employees or agents) with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Agent or any such Lender (or their respective directors, officers, employees or agents, as the case may be). The agreements in this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

                  11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any interest of such Lender in any Letter of Credit, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.9, 4.10 and 4.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 4.10, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business of making or investing in loans and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank, financial institution or other entity that is then engaged in the business of lending money (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, with a copy thereof to the Borrower, provided that (a) in the case of any such assignment (other than to a Lender or an Affiliate of a Lender), the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Commitments remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent),
(b) assignments shall not be required to be made on a ratable basis between the Commitments and/or Loans held by any Lender, (c) assignments by a Revolving Credit Lender of all or a portion of its Revolving Loans and/or Revolving Credit Commitment must be to either (i) a commercial bank having total assets in excess of $5,000,000,000 or any of its Affiliates, or (ii) a finance company, insurance company or other financial institution or fund which is regularly engaged in the making of, purchasing or investing in loans and having total assets in excess of $300,000,000 ("Eligible Assignee"), (d) any Lender may make an assignment consisting solely of Term Loans (without regard to the requirements of clause
(a) above) so long as the aggregate principal amount of Term Loans so assigned is at least $7,500,000, and (e) the consent of the Borrower shall be required in connection with any assignment to a Lender or an Affiliate of a Lender to the extent that after giving effect thereto such Lender or Affiliate would be entitled to receive any greater payment under subsection 4.9, 4.10 or 4.11 at such time than the assigning Lender is entitled to receive at such time. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph
(e) of this subsection, the consent of the Borrower shall not be required (other than as to the minimum amount of any assignment required under this paragraph), and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 9(f) with respect to the Borrower shall have occurred and be continuing.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 11.18, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection do not prohibit any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors or other applicable law or the creation of a security interest by any Lender other than a commercial bank.
                  (h) So long as no Default or Event of Default shall have then occurred and be continuing, no assignment by a Lender pursuant to this subsection 11.6 shall be permitted without the consent of the Administrative Agent and the Borrower if, after giving effect thereto, any Lender would hold in excess of 25% of the aggregate Voting Percentages at any such time.

                  11.7 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to subsection 4.9 or 4.10, (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts under subsection 4.9 or 4.10(a), unless such Lender designates a different lending office before such change in law becomes effective and such alternate lending office obviates the need for the Borrower to make payments of additional amounts under subsection
4.9 or 4.10(a), (c) is affected in the manner described in subsection 4.6(b) or
4.8 and as a result thereof any of the actions described in subsection 4.6 or 4.8, as the case may be, are required to be taken, (d) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provisions of this Agreement or any other Loan Document as contemplated by the last sentence of subsection 11.1, or (e) defaults in its obligation to make Loans or issue, or participate in, any Letter of Credit, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under subsection 4.11 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 11.6 (provided that the Borrower or replacement Lender shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 4.9 or 4.10, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  11.8 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), and, after giving effect to any such payment or the receipt of any such collateral, such benefitted Lender shall have received a greater proportionate payment (determined in accordance with subsection 4.7) or interest in collateral than that received by any other relevant Lender, if any, in respect of such other relevant Lender's relevant Loans or, if applicable, the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other relevant Lenders a participating or other similar interest in such portion of each such other relevant Lender's relevant Loans or, if applicable, the Reimbursement Obligations owing to it, or shall provide such other relevant Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders entitled to the same under this subsection, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower but subject to the prior consent of the Administrative Agent or the Majority Lenders, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) which is not paid when due to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.



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                  11.12 Termination. This Agreement shall terminate when the
Commitments have terminated or expired, no Loan or Letter of Credit is outstanding (other than Letters of Credit which have been cash collateralized in a manner substantially the same as the manner described pursuant to the penultimate paragraph of Section 9) and the other then unpaid or accrued Credit Agreement Obligations have been paid in full.

                  11.13 Collateral Release. Upon the occurrence of a Collateral Release Event, the Liens on the Collateral granted pursuant to the Security Documents or otherwise securing Secured Obligations shall be released automatically.

                  11.14 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.15 Submission To Jurisdiction Waivers. The Borrower hereby irrevocably and unconditionally:

                    (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                    (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (c) agrees that service of process in any such action or
               proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                    (d) agrees that nothing herein shall affect the right to
               effect service of process in any other manner permitted by law or shall limit the right to sue in any other court of competent jurisdiction; and

                    (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  11.16 Acknowledgements. The Borrower hereby acknowledges that:

                    (a) it has been advised by counsel in the negotiation,
               execution and delivery of this Agreement and the other Loan Documents;

                    (b) neither any Agent nor any Lender has any fiduciary
               relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other


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               Loan Documents, and the relationship between the Agents and the
               Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                    (c) no joint venture is created hereby or by the other Loan
               Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower and the Agents.

                  11.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.18 Confidentiality. Each Agent and Lender agrees to keep confidential all information provided to it by the Borrower or any Agent pursuant to or in connection with this Agreement that is designated by the Borrower in writing as confidential (the "Confidential Information"); provided that nothing herein shall prevent any Lender or Agent from disclosing any such Confidential Information (i) to any Agent or any other Lender, (ii) to any Transferee or prospective Transferee which receives such Confidential Information having been made aware of the confidential nature thereof and which has agreed in writing to be bound by the terms of this subsection 11.18, (iii) to its directors, officers, employees, employees of affiliates, examiners and professional advisers who have a need to know such Confidential Information in accordance with customary banking practices and who receive such Confidential Information having been made aware of the restrictions of this subsection and, in the case of professional advisers, having agreed to be bound thereby, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with the exercise of any remedy hereunder, (vii) which is now or hereafter becomes generally available to the public other than as a result of a disclosure by such Lender or Agent or a disclosure known to such Lender or Agent to have been made by any person or entity to which such Lender or Agent has delivered such Confidential Information, (viii) which was available to such Lender or Agent prior to its disclosure to such Lender or Agent by the Borrower, or (ix) which becomes available to such Lender or Agent from a source other than the Borrower, provided that such source is not (1) known to such Lender or Agent to be bound by a confidentiality agreement with the Borrower or (2) known to such Lender or Agent to be otherwise prohibited from transmitting the information to such Lender or Agent by a contractual, legal or fiduciary obligation.

                  11.19 Section Headings. The Section and subsection headings in this Agreement are for convenience in reference only and shall not deemed to alter or affect the interpretation of any provisions hereof.

                  11.20 Judgment Currency. The obligation of the Borrower under this Agreement to make payments in respect of each Reimbursement Obligation in the currency in which it is outstanding (the "Agreement Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "Judgment Currency") except to the extent that such tender or recovery of the Judgment Currency results in the effective receipt by the Lenders or the relevant Issuing Banks, as the case may be, of the full amount of the Agreement Currency payable under this Agreement and the Borrower agrees to indemnify the Lenders or the relevant Issuing Banks, as the case may be (and the Lenders or the relevant Issuing Banks, as the case may be, shall have an additional legal claim) for any difference between such full amount and the amount effectively received by such Lenders or such Issuing Banks, as the case may be, pursuant to any such tender or recovery. Each Lender's or Issuing Bank's determination of amounts effectively received by such Lender or Issuing Bank shall be presumed correct absent manifest error. If a judgment in respect of the obligations of the Borrower hereunder is rendered in a currency other than the Agreement Currency and if, upon receipt of the full amount of such judgment in such currency and the conversion into, and receipt of such amount in the Agreement Currency, such amount of the Agreement Currency exceeds the obligations of the Borrower hereunder, such excess amount shall be remitted to the Borrower by the Lenders or the relevant Issuing Banks, as the case may be. The obligations of the Borrower under this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

                  11.21 Special Provisions. (a) From and after the Effective Date, (i) each Exiting Bank shall cease to be a party to this Agreement, (ii) no Exiting Bank shall have any obligations or liabilities under this Agreement with respect to the period from and after the Effective Date and, without limiting the foregoing, no Exiting Bank shall have any Revolving Credit Commitment under this Agreement or any participation in any Letter of Credit outstanding hereunder and (iii) no Exiting Bank shall have any rights under the Existing Credit Agreement, this Agreement or any other Loan Document (other than rights under the Existing Credit Agreement expressly stated to survive the termination of the Existing Credit Agreement and the repayment of amounts outstanding thereunder).

                  (b) The Lenders (which are Revolving Credit Lenders under the Existing Credit Agreement) hereby waive any requirements for notice of prepayment, commitment terminations, minimum amounts of prepayments of Revolving Loans (as defined in the Existing Credit Agreement), ratable reductions of Revolving Credit Commitments (as defined in the Existing Credit Agreement) and ratable payments on account of the principal or interest of any Revolving Loan (as defined in the Existing Credit Agreement) under the Existing Credit Agreement to the extent such prepayment, reductions or payments are required pursuant to subsection 6.1(p).

                  (c) The Lenders hereby confirm that, from and after the making of the initial Loans, all participations of the Lenders in respect of Letters of Credit outstanding hereunder pursuant to subsection 3.9(a) shall be based upon the Revolving Credit Commitment Percentages of the Lenders (after giving effect to this Agreement).

                  (d) The Borrower hereby releases, effective as of the making of the initial Loans, in full the Exiting Banks from their obligations in respect of the Revolving Credit Commitments (as defined in the Existing Credit Agreement) and, effective as of the Effective Date, the Lenders hereby assume such obligations, it being understood that such assumption is reflected in the Commitments of the Lenders hereunder.

                  11.22 Amendments to Original Mortgages and Aircraft Mortgage. The Borrower, the Agents and the Lenders acknowledge that certain provisions of the Original Mortgages and the Aircraft Mortgage are being amended and modified as provided in the Master Collateral Agreement.